EXHIBIT 4.1

BEAGLE HOLDINGS, INC. EMPLOYEE OWNERSHIP, SAVINGS
AND INVESTMENT PLAN

Amended and Restated as of May 31, 2002

BEAGLE HOLDINGS, INC. EMPLOYEE OWNERSHIP, SAVINGS AND
INVESTMENT PLAN

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16.7	Governing Law	110

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BEAGLE HOLDINGS, INC. EMPLOYEE OWNERSHIP,
SAVINGS AND INVESTMENT PLAN

ARTICLE I

Adoption of the Plan

1.1 Establishment.

         (a)  Beagle Holdings, Inc., a corporation organized under the laws of the state of Delaware, hereby amends and restates the Beagle Holdings, Inc. ESOP and 401(k) Plan, including renaming this Plan to be the Beagle Holdings, Inc. Employee Ownership, Savings And Investment Plan (the “Plan”) as of May 31, 2002, which Plan was originally effective December 19, 2001. The Plan includes two components: (1) a stock bonus plan that constitutes an employee stock ownership plan within the meaning of section 4975(e)(7) of the Code (“ESOP Component”), and (2) a profit sharing plan that includes a cash or deferred arrangement under section 401(k) of the Code (“Non ESOP Component”). The ESOP Component is designed to invest in the ESOP Accounts; the Non ESOP Component is designed to invest in the Non ESOP Accounts.

         (b)  The Non ESOP Component is intended to meet the applicable requirements of Section 401(a) of the Internal Revenue Code of 1986 (the “Code”), including a cash or deferred arrangement intended to qualify under Section 401(k) of the Code. The ESOP Component is designed to be invested primarily in stock of the Company and is intended to meet the applicable requirements of Sections 401(a), 409, and 4975(e)(7) of the Code and Section 407(d)(6) of the Employee Retirement Income Security Act of 1974 (“ERISA”), which also includes a cash or deferred arrangement intended to qualify under Section 401(k) of the Code. The ESOP Component of the Plan is designed to invest primarily in qualifying employer securities. The terms of the Plan shall be interpreted consistent with the foregoing.

1.2 Trust.

         The Trust shall be the sole source of benefits under the Plan and the Adopting Employers or any Affiliate shall not have any liability for the adequacy of the benefits provided under the Plan. The Trust may be comprised of more than one trust, and plan assets may be held by more than one Trustee.

1.3 Effective Date.

         The Plan shall be amended and restated as of May 31, 2002, or such other dates as may be specifically provided herein or as otherwise required by law for the Plan to satisfy the requirements of section 401(a) of the Code. The Plan was originally established December 19, 2001.

1.4 Adoption of Plan.

         With the prior approval of the Board of Directors, or other officer of the Company to whom authority to approve participation by an entity is delegated by the Board of Directors, the Plan and Trust may be adopted by any corporation or other entity (hereinafter referred to as an Adopting Employer). Such adoption shall be made by the Adopting Employer taking the actions designated by the ESOP Committee as appropriate to the proper adoption and operation of the Plan and Trust. In the event of the adoption of the Plan and Trust by an Adopting Employer, the Plan and Trust shall be interpreted in a manner consistent with such adoption. The Adopting Employers shall be listed in Exhibit A attached to this Plan.

1.5 Withdrawal of Adopting Employer.

         (a)  An Adopting Employer’s participation in this Plan may be terminated, voluntarily or involuntarily, at any time, as provided in this section.

         (b)  An Adopting Employer shall withdraw from the Plan and Trust if the Plan and Trust, with respect to that Adopting Employer, fail to qualify under sections 401(a) and 501(a) of the Code (or, in the opinion of the ESOP Committee, they may fail to so qualify) and the continued sponsorship of that Adopting Employer may jeopardize the status with respect to the Company or the remaining Adopting Employers, of the Plan and Trust under sections 401(a) and 501(a) of the Code. The Adopting Employer shall receive at least thirty (30) days prior written notice of a withdrawal under this subsection, unless a shorter period is agreed to.

         (c)  An Adopting Employer may voluntarily withdraw from the Plan and Trust for any reason. Such withdrawal requires at least thirty (30) days written notice to the ESOP Committee and the Trustee, unless a shorter period is agreed to.

         (d)  Upon withdrawal, the Trustee shall segregate the assets attributable to Employees of the withdrawn Adopting Employer, the amount thereof to be determined by the ESOP Committee and the Trustee. The segregated assets shall be held, paid to another trust, distributed or otherwise disposed of as is appropriate under the circumstances; provided, however, that any transfer shall be for the exclusive benefit of Participants and their Beneficiaries. A withdrawal of an Adopting Employer from the Plan is not necessarily a termination under ARTICLE XIV. If the withdrawal is a termination, then the provisions of ARTICLE XIV shall also be applicable.

ARTICLE II

Definitions

         The following terms have the meaning specified below unless the context indicates otherwise:

2.1 Account.

         The entire interest of a Participant in the Trust Fund. A Participant’s Account shall consist of an ESOP Account and a Non ESOP Account and a Qualified Nonelective Contribution Account. These Accounts will contain the following subaccounts:

         (a)  ESOP Account

(1)	ESOP Elective Deferral Account

(2)	ESOP Matching Account

(3)	ESOP Rollover Account

(4)	ESOP Profit Sharing Account

(5)	ESOP Stock, Cash and Loan Accounts may be established as Subaccounts

         (b)  Non ESOP Account

(1)	Elective Deferral Account

(2)	Matching Account

(3)	Rollover Account

(4)	Profit Sharing Account

(5)	Non ESOP Loan Account may be established as a Subaccount

The ESOP Committee may set up such additional subaccounts as it deems necessary for the proper administration of the Plan.

2.2 Acquisition Loan.

         A loan or other extension of credit used by the Trustee to finance the acquisition of Common Stock, which loan may constitute an extension of credit to the Trust from a party in interest (as defined in ERISA).

2.3 Adopting Employers.

         Any corporation or other entity (including the Company) that elects to participate in the Plan on account of some or all of its Employees, provided that participation in the Plan by such entity is approved by the Board of Directors, or officer of the Company to whom authority to approve participation by an entity is delegated by the Board of Directors. The Adopting Employers, and if applicable, the divisions, operations or similar cohesive groups of the Adopting Employers that participate in the Plan shall be listed in Exhibit A to this Plan. If an adopting entity does not participate in the Plan with respect to all of its Eligible Employees, the term “Adopting Employer” shall include only those divisions, operations or similar cohesive groups of such entity that participate in the Plan.

2.4 Affiliate.

         A trade or business that, together with an Adopting Employer, is a member of (i) a controlled group of corporations within the meaning of section 414(b) of the Code; (ii) a group of trades or businesses (whether or not incorporated) under common control as defined in section 414(c) of the Code, or (iii) an affiliated service group as defined in section 414(m) of the Code, or which is an entity otherwise required to be aggregated with the Adopting Employer pursuant to section 414(o) of the Code. For purposes of ARTICLE XI, the determination of controlled groups of corporations and trades or businesses under common control shall be made after taking into account the modification required under section 415(h) of the Code. All such entities, whether or not incorporated, shall be treated as a single employer to the extent required by the Code.

2.5 Allocation Date.

         March 31 and September 30 of each Plan Year.

2.6 Authorized Leave of Absence.

         An absence approved by an Adopting Employer on a uniform and nondiscriminatory basis not exceeding six (6) months for any of the following reasons: illness of an Employee or a relative, the death of a relative, education of the Employee, or personal or family business of an extraordinary nature, provided in each case that the Employee returns to the service of the Adopting Employer within the time period specified by the Adopting Employer.

2.7 Beneficiary.

         The person or persons (including a trust or trusts) who are entitled to receive benefits from a deceased Participant’s Account after such Participant’s death (whether or not such person or persons are expressly so designated by the Participant).

2.8 Board of Directors.

         The Board of Directors of Beagle Holdings, Inc.

2.9 Closing Date.

         The date upon which the Company or an Affiliate acquires a substantial portion of the assets of IIT Research Institute.

2.10 Code.

         The Internal Revenue Code of 1986, as amended.

2.11 Common Stock.

         Beagle Holdings, Inc. common stock.

2.12 Company.

         Beagle Holdings, Inc.

2.13 Compensation.

         (a)  (1) Except as otherwise provided herein and in Exhibit A, the total wages, salaries, and fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer to the extent that the amounts are includible in gross income, including, but not limited to (A) commissions paid to salesmen, (B) compensation for services on the basis of a percentage of profits, (C) taxable fringe benefits, (D) bonuses, overtime and other extra compensation, (E) reimbursements or other expense allowances under a nonaccountable plan (as described in Treas. Reg. section 1.62-2(c)), and (F) amounts described in sections 104(a)(3), 105(h) of the Code, but only to the extent that these amounts are includible in the gross income of the Employee.

                  (2) Notwithstanding the foregoing, Compensation shall not include: (A) Employer contributions to a plan of deferred compensation which are not includible in the Employee’s gross income for the taxable year in which contributed, or any distributions from a plan of deferred compensation (regardless of whether such amounts are includible in the gross income of the Employee when distributed); (B) amounts realized from the sale, exchange or other disposition of stock appreciation rights; and (C) other amounts which received special tax benefits, such as premiums for group-term life insurance to the extent that the premiums are not includible in the gross income of the Employee.

                  (3) To the extent not otherwise excluded by subsection (a)(2), Compensation also shall not include (even if otherwise includible in gross income): (A) reimbursements or other expense allowances (B) nontaxable fringe benefits (cash or noncash), (C) moving expenses, (D) deferred compensation including equity or result based compensation such as Stock Appreciation Rights (SARs), phantom stock, stock options, warrants or other similar arrangements, (E) welfare benefits (including severance payments), (F) amounts includable in the gross income of an Employee upon making the election described in section 83(b) of the Code.

                  (4) In all cases, however, notwithstanding any exclusions above, Compensation shall include any amount which would otherwise be deemed Compensation under this subsection 2.13(a) but for the fact that it is deferred pursuant to a salary reduction agreement under this Plan or under any plan described in section 401(k) or 125 of the Code or a qualified transportation fringe benefit program defined in Section 132(f) of the Code.

         (b)  For Plan Years beginning before January 1, 2002, the Compensation of each Participant for any year shall not exceed one hundred fifty thousand dollars ($150,000), as adjusted for increases in the cost-of-living in accordance with section 401(a)(17)(B) of the Code. For Plan Years beginning after December 31, 2001, the Compensation of each Participant for any year shall not exceed two hundred thousand dollars ($200,000), as adjusted for increases in the cost-of-living in accordance with section 401(a)(17)(B) of the Code. The cost-of-living adjustment in effect for a calendar year applies to the Compensation for the Plan Year that begins in such calendar year.

         (c)  Unless otherwise indicated herein, Compensation shall be determined only on the basis of amounts paid during the Plan Year, including any Plan Year with a duration of fewer than twelve (12) months.

         (d)  The Compensation of a person who becomes a Participant during the Plan Year shall only include amounts paid after the date on which such person commenced participation in the Plan.

2.14 Current Market Value.

         (a)  Except as provided in subsection (b) below, the current market value of Company Stock for all purposes under the Plan shall be determined by the Trustee based upon a valuation performed by an independent appraiser, as defined in section 401(a)(28)(C) of the Code. Current Market Value will generally be based upon a semiannual appraisal performed as of a Valuation Date; provided, however, that the ESOP Committee may order interim valuations, which will be binding as of the relevant date specified therein. Nothing in this Plan will be construed as requiring

Current Market Value to be determined as of any date other than a Valuation Date or an interim Valuation Date.

         (b)  Notwithstanding subsection (a) above, for purposes of section 9.15 regarding the Company’s right of first refusal to purchase Common Stock distributed from the Plan to a Participant or Beneficiary as described in section 9.15, Current Market Value means the price to purchase the Common Stock offered by a bona fide, independent purchaser.

2.15 Disability.

         A Participant who is totally and permanently disabled while in the active service of the Employer. Totally and permanently disabled shall mean the inability of the Participant by reason of mental or physical impairment to engage in any substantial gainful activity for the Company which will be permanent and continuous during the remainder of the Participant’s lifetime. The determination of Disability shall be made by the ESOP Committee with the aid of a physician chosen by the ESOP Committee or other competent medical advice. It shall be based on such evidence as the ESOP Committee deems necessary to establish Disability or the continuation thereof, including submitting to a physical examination by a doctor determined by the ESOP Committee.

2.16 Effective Date.

         The effective date of this of the Plan shall be December 19, 2001, or such other dates as may be specifically provided herein or as otherwise required by law for the Plan to satisfy the requirements of section 401(a) of the Code. The Plan is amended and restated as of May 31, 2002.

2.17 Elective Deferral.

         A voluntary reduction of a Participant’s Compensation in accordance with section 4.1 hereof that qualifies for treatment under section 402(e)(3) of the Code. A Participant’s election to make Elective Deferrals may be made only with respect to an amount that the Participant could otherwise elect to receive in cash and that is not currently available to the Participant.

2.18 Eligible Employee.

         A person who is an Employee of an Adopting Employer who:

         (a)  is on a United States-Based Payroll;

         (b)  is not employed in a position or classification within a bargaining unit which is covered by a collective bargaining agreement with respect to which retirement benefits were the subject of good faith bargaining (unless such agreement provides for coverage hereunder of Employees of such unit);

         (c)  is not assigned on the books and records of the Employer to any division, operation or similar cohesive group of an Adopting Employer that is excluded from participation in the Plan by the Board of Directors of the Company, or officer of the Company to whom such authority is delegated by the Board of Directors;

         (d)  is not a nonresident alien who receives no earned income (within the meaning of section 911(d)(2) of the Code) from the Employer which constitutes income from sources within the United States (within the meaning of section 861(a)(3) of the Code).

         (e)  is not a Leased Employee or any other person who performs services for an Adopting Employer other than as an Employee.

2.19 Employee.

         Except to the extent otherwise provided herein, any person employed by an Employer who is expressly so designated as an employee on the books and records of the Employer and who is treated as such by the Employer for federal employment tax purposes. Any person who, after the close of a Plan Year, is retroactively treated by the Employer or any other party as an employee for such prior Plan Year shall not, for purposes of the Plan, be considered an Employee for such prior Plan Year unless expressly so treated as such by the Employer. The term “Employee” specifically excludes a person who the Employer considers to be a “contract employee” or “independent contractor” for the period that the person is considered by the Employer to be a “contract employee” or “independent contractor” even if the person is later reclassified as a common law employee by the Internal Revenue Service or a court of law, or is otherwise reclassified.

2.20 Employer.

         An Adopting Employer and any Affiliate thereof (whether or not such Affiliate participates in the Plan). The term “Employer” shall be used throughout this Plan to designate the respective Employer entities unless the context demands otherwise. Each entity covering its Employees hereunder shall be deemed to be such only as to those Participants who are on its payroll, and, in each case only to the extent of the Compensation it pays to these Participants.

2.21 Employment Commencement Date.

         The date on which an individual first performs an Hour of Service with the Employer.

2.22 ERISA.

         The Employee Retirement Income Security Act of 1974, as amended.

2.23 ESOP Accounts.

         That portion of a Participant’s Account made up of the ESOP Elective Deferral Account, ESOP Matching Account, ESOP Profit Sharing Account and ESOP Rollover Account.

2.24 ESOP Committee.

         The ESOP Committee appointed by the President and CEO of the Company to administer the Plan in accordance with ARTICLE XIV.

2.25 ESOP Component.

         The portion of the Plan which is a stock bonus plan which constitutes an employee stock ownership plan within the meaning of section 4975(e)(7) of the Code.

2.26 ESOP Elective Deferral Account.

         That portion of a Participant’s Account which is attributable to ESOP Elective Deferrals received pursuant to section 4.1, adjusted for withdrawals and distributions, and the earnings and losses attributable thereto.

2.27 ESOP Matching Account.

         That portion of a Participant’s Account which is attributable to ESOP Matching Contributions received pursuant to Section 4.4, adjusted for withdrawals and distributions, and the earnings and losses attributed thereto.

2.28 ESOP Profit Sharing Account.

         That portion of a Participant’s Account which is attributable to ESOP Profit Sharing Contributions received pursuant to Section 4.3, adjusted for withdrawals and distributions, and the earnings and losses attributed thereto.

2.29 ESOP Rollover Account.

         That portion of a Participant’s Account which is attributable to ESOP Rollover Contributions received pursuant to Section 4.5, adjusted for withdrawals and distributions, and the earnings and losses attributed thereto.

2.30 Fiduciary.

         Any person who exercises any discretionary authority or discretionary control over the management of the Plan, or exercises any authority or control respecting management or disposition of Plan assets; who renders investment advice for a fee or other compensation, direct or indirect, as to assets held under the Plan, or has any authority or discretionary responsibility in the administration of the Plan. This definition shall be interpreted in accordance with section 3(21) of ERISA.

2.31 Financed Shares.

         Shares of Common Stock acquired by the Trust with the proceeds of an Acquisition Loan.

2.32 Fiscal Year.

         The fiscal year of the Company, ending at 11:59 p.m. on the last Friday in September. Notwithstanding the foregoing, for purposes of the deduction rules of Code Section 404, Fiscal Year shall be deemed to coincide with the Plan Year.

2.33 Former IIT Research Institute Employee.

         An Eligible Employee who was an employee of IIT Research Institute and became an Employee of an Adopting Employer within five years of the Employee’s termination of employment with IIT Research Institute.

2.34 Highly Compensated Employee.

         (a)  Any Employee who:

                  (1) is a five percent (5%) owner at any time during the Plan Year or the preceding Plan Year; or

                  (2) for the preceding Plan Year received Compensation in excess of the amount specified in section 414(q)(1)(B)(i) of the Code; and in accordance with section 414(q)(1)(B)(ii) of the Code, was a member of the Top Paid Group for such preceding Plan Year.

         (b)  A former Employee will be treated as a Highly Compensated Employee if the former Employee was a Highly Compensated Employee at the time of his or her separation from service or the former Employee was a Highly Compensated Employee at any time after attaining age fifty-five (55).

         (c)  The dollar amount incorporated under subsection (a)(2) shall be adjusted as provided in section 414(q)(1) of the Code.

         (d)  This section shall be interpreted in a manner consistent with section 414(q) of the Code and the regulations thereunder and shall be interpreted to permit any elections permitted by such regulations to be made.

         (e)  The term Top Paid Group for any year includes Employees in the group of Employees specified in section 414(q)(4) of the Code, which consists of the top twenty percent (20%) of Employees when ranked on the basis of compensation paid during such year.

2.35 Hour of Service.

         Any hour for which any person is directly or indirectly paid (or entitled to payment) by the Employer for the performance of duties as an Employee, as determined from the appropriate records of the Employer. Hours of Service shall be computed and credited in accordance with the Department of Labor regulations under section 2530.200b.

2.36 IIT Research Institute.

         Illinois Institute of Technology Research Institute, an Illinois corporation, and Human Factors Applications, Inc., a Pennsylvania corporation.

2.37 Leased Employee.

         Any person (other than an Employee) who, pursuant to an agreement between the Employer and any other person, has performed services for the Employer (or any related person as provided in section 414(n)(6) of the Code) on a substantially full-time basis for a period of at least one (1) year and such services are performed under primary direction or control of the Employer. Leased Employees are not eligible to participate in the Plan.

2.38 Matching Contributions.

         Contributions made to the Trust in accordance with section 4.4 hereof.

2.39 Non ESOP Accounts.

         That portion of a Participant’s Account which is made up of the Non ESOP Elective Deferral Account, the Non ESOP Matching Account, the Non ESOP Profit Sharing Account and the Non ESOP Rollover Account.

2.40 Non ESOP Component.

         The portion of the Plan which constitutes a profit sharing plan that includes a cash or deferred arrangement under section 401(k) of the Code.

2.41 Non ESOP Elective Deferral Account.

         That portion of a Participant’s Account which is attributable to Non ESOP Elective Deferral Contributions received pursuant to Section 4.1, adjusted for withdrawals and distributions, and the earnings and losses attributable thereto.

2.42 Non ESOP Matching Account.

         That portion of a Participant’s Account which is attributable to Non ESOP Matching Contributions received pursuant to Section 4.4, adjusted for withdrawals and distributions, and the earnings and losses attributable thereto.

2.43 Non ESOP Profit Sharing Account.

         That portion of a Participant’s Account which is attributable to Non ESOP Profit Sharing Contributions received pursuant to Section 4.3, adjusted for withdrawals and distributions, and the earnings and losses attributable thereto.

2.44 Non ESOP Rollover Account.

         That portion of a Participant’s Account which is attributable to Non ESOP Rollover Contributions received pursuant to Section 4.5, adjusted for withdrawals and distributions, and the earnings and losses attributable thereto.

2.45 Normal Retirement Age.

         The later of Participant’s sixty-fifth (65th) birthday or the Participant’s fifth anniversary of participation in the Plan.

2.46 Participant.

         An individual who is enrolled in the Plan pursuant to ARTICLE III and has not received a distribution of all of the funds credited to his or her Account (or had such funds fully forfeited). In the case of an Eligible Employee who makes a Rollover Contribution to the Plan under section 4.5(a)(3) prior to enrollment under ARTICLE III, such Eligible Employee shall, until he or she enrolls under ARTICLE III, be considered a Participant for the limited purposes of maintaining and receiving his or her Rollover Contribution Account under the terms of the Plan.

2.47 Pay Period.

         A period scheduled by an Adopting Employer for payment of wages or salaries.

2.48 Period of Participation.

         That portion of a Period of Service during which an Eligible Employee was a Participant and had an Account in the Plan.

2.49 Period of Service.

         The period of time beginning on the Employee’s Employment Commencement Date or Reemployment Commencement Date, whichever is applicable, and ending on the Employee’s Severance from Service Date. For this purpose, a Former IIT Research Institute Employee shall receive credit for his or her period of service with IIT Research Institute, including any credit for service with a previous employer to the extent such service was taken into account under a qualified or other tax-favored retirement plan maintained by IIT Research Institute.

2.50 Period of Severance.

         The period of time beginning on the Employee’s Severance from Service Date and ending on the Employee’s Reemployment Commencement Date.

2.51 Plan.

         The Beagle Holdings, Inc. Employee Ownership, Savings and Investment Plan, as amended from time to time.

2.52 Plan Year.

         The annual twelve- (12) month period beginning on October 1 of each year and ending on September 30 of each year.

2.53 Profit Sharing Contributions.

         Any contribution by the Adopting Employers to the Trust pursuant to section 4.3.

2.54 Qualified Military Service.

         Any service in the Uniformed Services (as defined in Chapter 43 of Title 38 of the United States Code) by any individual if such individual is entitled to reemployment rights under such chapter with respect to such service. Qualified Military Service includes any period of duty on a voluntary or involuntary basis in the United States Armed Forces, the Army National Guard and the Air National Guard when engaged in active duty for training, inactive duty for training or full-time National Guard duty, the commissioned corps of the Public Health Service and any other category of persons designated by the President of the United States in time of war or emergency. Such periods of duty shall include active duty, active duty for training, initial active duty for training, inactive duty training, full-time National

Guard duty and absence from employment for an examination to determine fitness for such duty.

2.55 Qualified Nonelective Contributions.

         Any contributions by the Adopting Employers to the Trust pursuant to section 4.2. Qualified Nonelective Contributions are one hundred percent (100%) vested when made and are subject to the special distribution restrictions prescribed in section 9.2(e).

2.56 Qualified Nonelective Contribution Account.

         That portion of a Participant’s Account that is attributable to Qualified Nonelective Contributions received pursuant to section 4.2, adjusted for withdrawals and distributions, and the earnings and losses attributable thereto.

2.57 Recordkeeper.

         The organization or organizations designated by the ESOP Committee to be the recordkeeper(s) for the Plan.

2.58 Reemployment Commencement Date.

         The first date on which the Employee performs an Hour of Service following a Period of Severance that is excluded under section 7.4 in determining whether a Participant has a nonforfeitable right to his or her ESOP or Non ESOP Contribution Accounts.

2.59 Retirement.

         A termination of employment that occurs after a Participant has attained Normal Retirement Age.

2.60 Rollover Contributions.

         Amounts transferred or contributed to this Plan from another plan or IRA in accordance with section 4.5.

2.61 Severance from Service.

         The termination of employment by reason of resignation, Retirement, discharge, layoff or death; or the failure to return from Authorized Leave of Absence, Qualified Military Service or Disability.

2.62 Severance from Service Date.

         The earliest of:

         (a)  the date on which an Employee resigns, retires, is discharged, or dies; or

         (b)  except as provided in paragraphs (c), (d), (e) and (f) hereof, the first anniversary of the first date of a period during which an Employee is absent for any reason other than resignation, retirement, discharge or death; or

         (c)  in the case of a Qualified Military Service leave of absence from which the Employee does not return before expiration of recall rights, Severance from Service Date means the first day of absence because of the leave; or

         (d)  in the case of an absence due to Disability, Severance from Service Date means the earlier of the first anniversary of the first day of absence because of the Disability or the date of termination of the Disability; or

         (e)  in the case of an Employee who is discharged or resigns (i) by reason of the pregnancy of the Employee, (ii) by reason of the birth of a child to the Employee, (iii) by reason of the placement of a child with the Employee in connection with the adoption of such child by the Employee or (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement, “Severance from Service Date”, for the sole purpose of determining the length of a Period of Service, shall mean the first anniversary of the resignation or discharge; or

         (f)  in the case of an Employee who is absent from service beyond the first anniversary of the first day of absence (i) by reason of the pregnancy of the

Employee, (ii) by reason of the birth of a child to the Employee, (iii) by reason of the placement of a child with the Employee in connection with the adoption of such child by the Employee or (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement, the Severance from Service Date shall be the second anniversary of the first day of such absence. The period between the first and second anniversaries of the first day of absence is neither a Period of Service nor a Period of Severance.

2.63 Surviving Spouse.

         A person who was legally married to the Participant immediately before the Participant’s death.

2.64 Trade Day.

         Days on which the Recordkeeper is able to make transfers of Plan assets.

2.65 Trust.

         The Beagle Holdings, Inc. Employee Ownership, Savings and Investment Trust and any successor agreement made and entered into for the establishment of a trust fund of all contributions which may be made to the Trustee under the Plan. The Trust may be held by separate Trustees.

2.66 Trustee.

         The Trustee and any successor trustees under the Trust holding all or part of the Trust Fund.

2.67 Trust Fund.

         The cash, securities, and other property held by the Trustee for the purposes of the Plan.

2.68 United States-Based Payroll.

         A payroll maintained by the Company or an Adopting Employer that is designated as a United States payroll on the books and records of the Company or Adopting Employer and that is subject to United States wage withholding and reporting laws.

2.69 Valuation Date.

         Any day that the New York Stock Exchange is open for trading; provided, however, that the terms Trade Day and Valuation Date shall not be construed to mean that Common Stock must be newly valued on each of these days. For Common Stock, the term “Valuation Date” means the semiannual date on which Common Stock is valued by an Independent Appraiser (which shall generally be as of March 31 and September 30), and such other interim Valuation Dates as declared by the ESOP Committee.

ARTICLE III

Eligibility

3.1 Eligibility Requirements.

         An Eligible Employee shall be eligible to make Elective Deferrals and Rollover Contributions immediately following his or her Employment Commencement Date (or, if later, the date an Employee becomes an Eligible Employee). An Eligible Employee shall be eligible for a Matching Contribution, and Profit Sharing Contribution, if any, on the first day of the month immediately following the month in which the Eligible Employee completes a Period of Service of twelve (12)-consecutive months. Notwithstanding the previous sentence, a Former IIT Research Institute Employee shall be eligible for a Matching Contribution, and Profit Sharing Contribution, if any, immediately following his or her Employment Commencement Date.

3.2 Procedure for Joining the Plan.

         Each Eligible Employee may join the Plan by communicating with the Company’s Director of Human Resources or his or her designee in accordance with the instructions that will be made available to each Eligible Employee. An enrollment in the Plan shall not be deemed to have been completed until the Eligible Employee has designated: (i) a percentage by which his or her Compensation shall be reduced as an Elective Deferral in accordance with the requirements of section 4.1; (ii) election of investment funds in accordance with ARTICLE V; (iii) one or more Beneficiaries; and (iv) such other information as specified by the Company’s Director of Human Resources or his or her designee. Enrollment will be effective as of the first Pay Period following completion of enrollment for which it is administratively feasible to carry out such enrollment. The ESOP Committee, in its discretion, may from time to time make exceptions and adjustments in the foregoing procedures on a uniform and nondiscriminatory basis.

3.3 Transfer Between Adopting Employers to Position Covered by Plan.

         A Participant who is transferred to a position with another Adopting Employer in which the Participant remains an Eligible Employee will continue as an active Participant of the Plan.

3.4 Transfer to Position Not Covered by Plan.

         If a Participant is transferred to a position with an Employer in which the Participant is no longer an Eligible Employee, the Participant will remain a Participant of the Plan with respect to contributions previously made but shall no longer be eligible to have Elective Deferrals or any other contributions made to the Plan on his or her behalf until he or she again becomes an Eligible Employee. In the event the Participant is subsequently transferred to a position in which he or she again becomes an Eligible Employee, the Participant may renew Elective Deferrals by communicating with the Company’s Director of Human Resources or his or her designee and providing all of the information requested by such person. The renewal of Elective Deferrals will be effective as of the first Pay Period following receipt by the Company’s Director of Human Resources or his or her designee of the requested information for which it is administratively feasible to re-enroll such Participant.

3.5 Transfer to Position Covered by Plan.

         If an Employee who is not eligible to participate in the Plan by reason of his or her position with an Employer is transferred to a position that is eligible to participate in the Plan, such Employee may join the plan in accordance with sections 3.1 and 3.2.

3.6 Treatment of Qualified Military Service.

         Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to Qualified Military Service will be provided in accordance with section 414(u) of the Code.

ARTICLE IV

Contributions

4.1 Elective Deferrals.

         (a)  Except as otherwise provided herein and in Exhibit A to this Plan, a Participant may authorize an Adopting Employer to reduce his or her Compensation on a pre-tax basis by an amount equal to any whole percentage of Compensation that does not exceed twenty percent (20%) and to have such amount contributed to the Plan as an Elective Deferral. At such time, the Participant will designate the percentage (in increments of 1%) to be (i) held for investment in the Participant’s ESOP Elective Deferral Account in accordance with Section 5.1(c) and (ii) otherwise invested in the Participants’ Non ESOP Elective Deferral Account in accordance with Section 5.1(a). A Participant may elect to defer no more than seven percent (7%) of Compensation into the Participant's ESOP Elective Deferral Account.

         (b)  A Participant shall not be permitted to make Elective Deferrals during any calendar year in excess of the dollar limitation contained in section 402(g) of the Code in effect for such calendar year.

         (c)  A Participant may change his or her Elective Deferral percentage to increase, decrease or discontinue said percentage, or the allocation between the ESOP and Non ESOP Elective Deferral Accounts by notifying the Company’s Director of Human Resources or his or her designee, such change to take effect as of the first Pay Period by which it is administratively feasible to make such change.

         (d)  A Participant may not make Elective Deferrals with respect to Compensation that has already been made available to the Participant.

         (e)  With the approval of the Board of Directors, or any officer of the Company to whom authority to determine contributions is delegated by the Board of Directors, an Adopting Employer may provide its Eligible Employees with a cash or deferred election with respect to all or a portion of the Service Contract Act reconciliation amounts referenced in Section 4.2(b) (“SCA Amounts”). If such cash or deferred election is provided, an Eligible Employee can elect either (i) to receive the SCA Amounts in cash as additional taxable compensation, or (ii) to have the SCA Amounts contributed to the Plan as additional Elective Deferrals, subject to the limitations otherwise provided under the Plan. If an Eligible Employee does not make a cash or deferred election within the time period specified by the ESOP Committee, the SCA Amounts will be paid to the Eligible Employee in cash as additional taxable compensation.

         (f)  All Employees who are eligible to make elective deferrals under this Plan and who have attained age 50 before the close of the Plan Year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, section 414(v) of the Code. Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of sections 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of section 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416 of the Code, as applicable, by reason of the making of such catch-up contributions.

4.2 Qualified Nonelective Contributions.

         (a)  Discretionary Amounts: Each Plan Year the Adopting Employers may contribute to the Trust such amounts as determined by the Board of Directors or any officer to whom authority to determine contributions is delegated by the Board of Directors, in his or her sole discretion. Any amounts contributed under this subsection are to be designated by the Adopting Employers as Qualified Nonelective Contributions and shall be allocated in accordance with sections 4.10(c) and 4.12(c), as applicable.

         (b)  Service Contract Act Reconciliation Amounts: Each Plan Year the Adopting Employers may contribute to the Trust such amounts as determined by the Board of Directors or other officer to whom authority to determine contributions is delegated by the Board of Directors, in his or her sole discretion, consisting of the entire amount or any part of any deficiency between health and welfare and/or pension contributions actually made under a contract covered by the Service Contract Act and the amount of such contribution or contributions required by a wage determination issued under the contract. Such amount shall be calculated in accordance with the formula specified in 29 CFR §4.175 as follows:

The total amount contributed for a month, calendar or contract quarter, or other specified time is divided by the total hours worked under the contract by service employees subject to the Act during the period in question to determine an hourly contribution rate.

The difference between the contribution rate required in the determination and the actual contribution may be contributed to the Plan on behalf of each Eligible Employee for purposes of fulfilling the Adopting Employers’ fringe benefit obligations under the Service Contract Act.

4.3 Profit Sharing Contributions.

         The Board of Directors is authorized each year to instruct the Company to make a discretionary Profit Sharing Contribution. For the first Plan Year, the Board of Directors has authorized a Profit Sharing Contribution of 2.5% of Total Compensation. This contribution rate will remain in effect until changed by resolution of the Board of Directors. The Profit Sharing Contribution shall be allocated to those eligible Participants in the same ratio as each such Participant’s Compensation for the Plan Year bears to the Total Compensation of all such eligible Participants for the Plan Year. The Board of Directors will designate whether the contribution is to be allocated to the ESOP Profit Sharing Account or the Non ESOP Profit Sharing Account. The ESOP Profit Sharing Contribution may be made in cash, Common Stock or a combination thereof at the discretion of the Board of Directors or any officer of the Company to whom authority to determine contributions is delegated by the Board of Directors. To the extent that the Profit Sharing Contribution is made in Common Stock, such shares shall be transferred to the Trustee of the ESOP Component of the Plan as of the end of the semi-annual period to which they relate and shall be based on the Current Market Value of Common Stock as of that Valuation Date.

4.4 Matching Contributions.

         (a)  Except as otherwise provided in Exhibit A to this Plan, each Adopting Employer shall make Matching Contributions in the following percentages: (i) the Company will match one hundred percent (100%) of the first three percent (3%) of Compensation deferred by a Participant and (ii) the Company will match fifty percent (50%) of the next two percent (2%). This Matching Contribution shall be immediately 100% vested (as set forth in Section 7.1); shall be subject to the distribution limitations described in Section 401(k)(12)(E)(i) of the Code; and shall be a safe harbor matching contribution as described in Sections 401(k)(12) and 401(m)(11) of the Code.

         (b)  Except as otherwise provided in Exhibit A to this Plan, the Matching Contribution shall be made in either (i) cash or (ii) Common Stock or cash that is invested in Common Stock as determined by the Board of Directors or officer of the Company to whom the Board of Directors has delegated the authority to determine contributions under the Plan. To the extent that the matching contribution is made in Common Stock, such shares shall be transferred to the Trustee of the ESOP Component of the Plan as of the Valuation Date following the pay date during which the Elective Contributions to which such Matching Contributions relate would have been paid, and shall be based on the Current Market Value of Common Stock as of the Valuation Date as of the end of the semi-annual period to which the Matching Contributions relate. To the extent such Matching Contribution is made in Common Stock or cash that is invested in Common Stock, it shall be allocated to the Participant’s ESOP Matching Contribution Accounts, and shall remain invested in Common Stock in accordance with and subject to section 5.1(b). To the extent the Matching Contribution is made in unrestricted cash, it will be allocated to the Participant’s Non ESOP Matching Contribution Account.

4.5 Rollover Contributions.

         (a)  Participants may transfer into the Plan Qualifying Rollover Amounts from other plans or IRAs, subject to the following terms and conditions:

                  (1) the transferred funds are received by the Trustee no later than sixty (60) days from receipt by the Participant of a distribution from the other plan or IRA;

                  (2) the Rollover Contributions transferred pursuant to this section 4.5(a) shall be credited to either the Participant’s ESOP Rollover Contribution Account or the Participant’s Non ESOP Rollover Account (at the direction of the Participant and based on the rules and policies of the ESOP Committee) and will be invested upon receipt by the Trustee; and

                  (3) a Rollover Contribution will not be accepted unless (A) the Employee on whose behalf the Rollover Contribution will be made is either a Participant or an Eligible Employee who has notified the ESOP Committee that he or she intends to become a Participant as of the first date on which he or she is eligible therefor, and (B) all required information, including selection of specific investment accounts, is provided to the Recordkeeper.

         (b)  For purposes of this section, the following terms shall have the meanings specified:

                  (1) Qualifying Rollover Amounts.

(A)  For distributions before January 1, 2002, amounts from the following types of plans or IRAs:

(i)	a qualified plan described in section 401(a) or 403(a) of the Code, excluding after-tax employee contributions.

(ii)	an IRA, but only if no amount of the account and no part of the value of the annuity is attributable to any source other than a rollover contribution (as defined in section 402(c) of the Code, excluding after-tax employee contributions) from an employee’s trust described in section 401(a) of the Code which is exempt from tax under section 501(a) of the Code or from an annuity described in section 403(a) (and any earnings on such contribution).

(B)  For distributions after December 31, 2001, amounts from the following types of plans or IRAs:

(i)	a qualified plan described in section 401(a) or 403(a) of the Code, including after-tax employee contributions.

(ii)	an annuity contract described in section 403(b) of the Code, excluding after-tax employee contributions.

(iii)	an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

(iv)	an IRA, but only to the extent that the amount would have been includible in gross income of the Participant if the amount had been distributed to the Participant and not rolled over to any plan or IRA.

(v)	Federal Civil Service Thrift Plan and other government plans.

                  (2) IRA. An individual retirement account or annuity under section 408(a) or (b) of the Code, respectively.

4.6 Direct Transfers.

         (a)  The Plan shall accept a transfer of assets, including elective transfers in accordance with Treas. Regs. section 1.411(d)-4 Q&A-3(b) and transfers in connection with a plan merger, directly from another plan qualified under section

401(a) of the Code only if the ESOP Committee, in its sole discretion, agrees to accept such a transfer. In determining whether to accept such a transfer, the ESOP Committee shall consider the administrative inconvenience engendered by such a transfer and any risks to the continued qualification of the Plan under section 401(a) of the Code. Acceptance of any such transfer shall not preclude the ESOP Committee from refusing any such subsequent transfers.

         (b)  Any transfer of assets accepted under this subsection shall be separately accounted for at all times and shall remain subject to the provisions of the transferor plan (as it existed at the time of such transfer) to the extent required by section 411(d)(6) of the Code (including, but not limited to, any rights to qualified joint and survivor annuities and qualified preretirement survivor annuities) as if such provisions were part of the Plan. In all other respects, however, such transferred assets shall be subject to the provisions of this Plan. The ESOP Committee may, but is not required to, describe in Exhibit B to this Plan the special provisions that must be preserved under section 411(d)(6) of the Code, if any, following the transfer of assets from another plan in accordance with this subsection (b).

         (c)  Assets accepted under this section shall be nonforfeitable.

4.7 Refund of Contributions to the Adopting Employers.

         Notwithstanding the provisions of ARTICLES XIII and XV, if, or to the extent that, any Adopting Employer’s deductions for contributions made to the Plan are disallowed, such Adopting Employer will have the right to obtain the return of any such contributions for a period of one (1) year from the date of disallowance. For this purpose, all contributions are made subject to the condition that they are deductible under the Code for the taxable year of the Adopting Employers for which the contributions are made. Furthermore, any contribution made on the basis of a mistake in fact may be returned to the Adopting Employers within one (1) year from the date such contribution was made. If the Internal Revenue Service determines that the Plan is not initially qualified within the meaning of Section 401 of the Code, the assets of the Trust Fund attributable to any Adopting Employer’s contributions prior to such determination shall be returned to such Adopting Employer within twelve (12) months after such determination, but only if the application for such qualification is made no later than the due date (including extensions thereof) of the Adopting Employer’s income tax return for the taxable year in which the Plan is adopted, or such later date as the Secretary of the Treasury may prescribe.

4.8 Payment.

         The Adopting Employers shall pay to the Trustee in U.S. currency, or by other property acceptable to the Trustee, all contributions for each Plan Year within the time prescribed by law, including extensions granted by the Internal Revenue Service, for filing the federal income tax return of the Company for its taxable year in which such Plan Year ends. Unless designated by the Adopting Employers as nondeductible, all contributions made, shall be deemed to be conditioned on their current deductibility under section 404 of the Code.

4.9 Limits for Highly Compensated Employees.

         (a)  Elective Deferrals, Matching Contributions and Qualified Nonelective Contributions allocable to the Accounts of Highly Compensated Employees shall not in any Plan Year exceed the limits specified in this section. The ESOP Committee may make the adjustments authorized in this section to ensure that the limits of subsection (b) (or any other applicable limits) are not exceeded, regardless of whether such adjustments affect some Participants more than others. This section shall be administered and interpreted in accordance with sections 401(k) and 401(m) of the Code.

         (b)  (1) The Actual Deferral Percentage of the Highly Compensated Employees shall not exceed, in any Plan Year, the greater of:

(A)  one hundred twenty-five percent (125%) of the Actual Deferral Percentage for all other Eligible Participants; or

(B)  the lesser of two hundred percent (200%) of the Actual Deferral Percentage for all other Eligible Participants or the Actual Deferral Percentage for the other Eligible Participants plus two (2) percentage points.

                  (2) The Actual Contribution Percentage of the Highly Compensated Employees shall not exceed, in any Plan Year, the greater of:

(A)  one hundred twenty five percent (125%) of the Actual Contribution Percentage for all other Eligible Participants; or

(B)  the lesser of two hundred percent (200%) of the Actual Contribution Percentage for all other Eligible Participants or the Actual Contribution Percentage for the other Eligible Participants plus two (2) percentage points.

                  (3) For the Plan Years beginning before January 1, 2002, the sum of the Actual Deferral Percentage and the Actual Contribution Percentage for the Highly Compensated Employees shall not exceed, in any Plan Year, the sum of:

(A)  one hundred twenty-five percent (125%) of the greater of:

(i)	the Actual Deferral Percentage of the other Eligible Participants; or

(ii)	the Actual Contribution Percentage of the other Eligible Participants; and

(B)  two plus the lesser of:

(i)	the amount in paragraph (3)(A)(i); or

(ii)	the amount in paragraph (3)(A)(ii); provided that the amount in this paragraph (3)(B) shall not exceed two hundred percent (200%) of the lesser of the amount in paragraph (3)(A)(i) or the amount in paragraph (3)(A)(ii).

                  (4) The limitations under section 4.9(b)(3) shall be modified to reflect any higher limitations provided by the Internal Revenue Service under regulations, notices or other official statements.

         (c)  The following terms shall have the meanings specified:

                  (1) Actual Contribution Percentage. The average of the ratios for a designated group of Employees (calculated separately for each Employee in the group) of the sum of the Matching Contributions (other than those treated as part of the Actual Deferral Percentage), Qualified Nonelective Contributions (other than those treated as part of the Actual Deferral Percentage), and Elective Deferrals (other than those treated as part of the Actual Deferral Percentage) allocated for the applicable year on behalf of the Participant, divided by the Participant’s Compensation for such applicable year. The “applicable year” for determining the Actual Contribution Percentage for the group of Highly Compensated Employees shall be the current Plan Year. For all other Eligible Participants, the “applicable year” for determining the Actual Contribution Percentage shall be the immediately preceding Plan Year, unless, in accordance with the procedures prescribed by the Internal Revenue Service, the ESOP Committee elects to use the current Plan Year. In the event the ESOP Committee elects to use the current Plan Year for this purpose for any Plan Year, the ESOP Committee shall so indicate in Exhibit C to this Plan.

                  (2) Actual Deferral Percentage. The average of the ratios for a designated group of Employees (calculated separately for each Employee in the group) of the sum of the Elective Deferrals, Qualified Nonelective Contributions and Matching Contributions (that the Company elects to have treated as part of the Actual Deferral Percentage) allocated for the applicable year on behalf of a Participant, divided by the Participant’s Compensation for such applicable year. The “applicable year” for determining the Actual Deferral Percentage for the group of Highly Compensated Employees shall be the current Plan Year. For all other Eligible Participants, the “applicable year” for determining the Actual Deferral Percentage shall be the immediately preceding Plan Year, unless in accordance with the procedures prescribed by the Internal Revenue Service, the ESOP Committee elects to use the current Plan Year. In the event the ESOP Committee elects to use the current Plan Year for this purpose for any Plan Year, the ESOP Committee shall so indicate in Exhibit C to this Plan.

                  (3) Compensation. To the extent regulations permit the definition of Compensation in ARTICLE II to be used, then such definition shall be applied for purposes of this ARTICLE; provided, however, that to the extent such definition is not so permitted, then Compensation shall include all compensation required to be counted under section 414(s) of the Code; provided further, however, that this definition shall not apply for purposes of the definition of Highly Compensated Employee in section 2.34.

                  (4) Eligible Participant. Any Employee of an Adopting Employer who is authorized under the terms of the Plan to make Elective Deferrals, or have Qualified Nonelective Contributions allocated to his or her Account for the Plan Year.

                  (5) Elective Deferrals. Elective Deferrals under the Plan will be tested as if they were all made initially to the Non ESOP Component of the Plan.

         (d)  For purposes of determining whether a plan satisfies the Actual Contribution Percentage test of section 401(m), all Employee and matching contributions that are made under two (2) or more plans that are aggregated for purposes of section 401(a)(4) and 410(b) (other than section 410(b)(2)(A)(ii)) are to be treated as made under a single plan and that if two (2) or more plans are permissively aggregated for purposes of section 401(m), the aggregated plans must also satisfy section 401(a)(4) and 410(b) as though they were a single plan.

         (e)  In calculating the Actual Contribution Percentage for purposes of section 401(m), the actual contribution ratio of a Highly Compensated Employee will be determined by treating all plans subject to section 401(m) under which the Highly Compensated Employee is eligible (other than those that may not be permissively aggregated) as a single plan.

         (f)  For purposes of determining whether a plan satisfies the Actual Deferral Percentage test of section 401(k), all elective contributions that are made under two (2) or more plans that are aggregated for purposes of section 401(a)(4) or 410(b) (other than section 410(b)(2)(A)(ii)) are to be treated as made under a single plan and that if two (2) or more plans are permissively aggregated for purposes of section 401(k), the aggregated plans must also satisfy sections 401(a)(4) and 410(b) as though they were a single plan.

         (g)  In calculating the Actual Deferral Percentage for purposes of section 401(k), the actual deferral ratio of a Highly Compensated Employee will be determined by treating all cash or deferred arrangements under which the Highly Compensated Employee is eligible (other than those that may not be permissively aggregated) as a single arrangement.

         (h)  An elective contribution will be taken into account under the Actual Deferral Percentage test of section 401(k)(3)(A) of the Code for a Plan Year only if it is allocated to the Employee as of a date within that Plan Year. For this purpose, an elective contribution is considered allocated as of a date within a Plan Year if the allocation is not contingent on participation or performance of services after such date and the elective contribution is actually paid to the Trust no later than twelve (12) months after the Plan Year to which the contribution relates.

         (i)  The Employer Matching Contribution described in Section 4.4 is designed to meet the safe harbor requirements of Section 401(k)(12) and 401(m)(11) of the Code. Accordingly, the Plan is designed to meet the nondiscrimination requirements applicable to Elective Contributions and Employer Matching Contributions for all Participants.

         In addition to the Employer Matching Contribution described in Section 4.4, in order to satisfy the safe harbor requirements of Section 401(k)(12) and 401(m)(11) of the Code, the Employer shall provide each Eligible Participant at least 30 days, but not more than 90 days, before the beginning of the Plan Year, a notice of such Participant’s rights and obligations under the Plan. The notice shall be sufficiently accurate and comprehensive to inform the Eligible Participant of such rights and obligations and shall be written in a manner calculated to be understood by the average Eligible Participant.

         For so long as the Plan satisfies the aforesaid safe harbor requirements, the testing requirements of this Section 4.9 shall not apply.

4.10 Correction of Excess Contributions.

         (a)  Excess Contributions shall be corrected as provided in this section. The ESOP Committee may also prevent anticipated Excess Contributions as provided in this section. The ESOP Committee may use any method of correction or prevention provided in this section or any combination thereof, as it determines in its sole discretion. This section shall be administered and interpreted in accordance with sections 401(k) and 401(m) of the Code.

         (b)  The ESOP Committee may refuse to accept any or all prospective Elective Deferrals to be contributed by a Participant.

         (c)  (1) The Company may, in its sole discretion, elect to contribute, as provided in section 4.2(a), a Qualified Nonelective Contribution in an amount necessary to satisfy any or all of the requirements of section 4.9.

                  (2) Qualified Nonelective Contributions that are made for a Plan Year to correct Excess Contributions shall only be allocated to the Accounts of Participants who are not Highly Compensated Employees. Such Qualified Nonelective Contributions shall be allocated first to the Participant with the lowest Compensation for that Plan Year and any remaining Qualified Nonelective Contributions thereafter shall be allocated to the Participant with the next lowest Compensation for that Plan Year. This allocation method shall continue in ascending order of Compensation until all such Qualified Nonelective Contributions are allocated. The allocation to any Participant shall not exceed the limits under section 415 of the Code. If two or more Participants have identical Compensation, the allocations to them shall be proportional.

                  (3) Qualified Nonelective Contributions for a Plan Year shall be contributed to the Trust within twelve (12) months after the close of such Plan Year.

                  (4) Qualified Nonelective Contributions shall only be allocated to Participants who receive Compensation during the Plan Year for which such contribution is made.

         (d) The ESOP Committee may, during a Plan Year, distribute to a Participant (or such Participant’s Beneficiary if the Participant is deceased), any or all Excess Contributions or Excess Deferrals (whether Elective Deferrals, Matching Contributions or Qualified Nonelective Contributions) allocable to that Participant’s Account for that Plan Year, notwithstanding any contrary provision of the Plan. Such distribution may include earnings or losses (if any) attributable to such amounts, as determined by the ESOP Committee.

         (e)  (1) The ESOP Committee may recharacterize any or all Excess Contributions for a Plan Year as Employee contributions in accordance with the provisions of this subsection. Any Excess Contributions that are so recharacterized shall be treated as if the Participant had elected to instead receive cash Compensation on the earliest date that any Elective Deferrals made on behalf of the Participant during the Plan Year would have been received had the Participant originally elected to receive such amount in cash and then contributed such amount as an Employee contribution. To the extent required by the Internal Revenue Service, however, such recharacterized Excess Contributions shall continue to be treated as if such amounts were not recharacterized.

                  (2) The ESOP Committee shall report any recharacterized Excess Contributions as Employee contributions to the Internal Revenue Service and to the affected Participants at such times and in accordance with such procedures as are required by the Internal Revenue Service. The ESOP Committee shall take such other actions regarding the amounts so recharacterized as may be required by the Internal Revenue Service.

                  (3) Excess Contributions may not be recharacterized under this subsection more than two and one-half (21/2) months after the close of the Plan Year to which the recharacterization relates. Recharacterization is deemed to occur when the Participant is so notified (as required by the Internal Revenue Service).

                  (4) The amount of Excess Contributions to be distributed or recharacterized shall be reduced by Excess Deferrals previously distributed for the taxable year ending in the same Plan Year and Excess Deferrals to be distributed for a taxable year will be reduced by Excess Contributions previously distributed or recharacterized for the Plan beginning in such taxable year.

         (f)  (1) The ESOP Committee may distribute any or all Excess Contributions for a Plan Year in accordance with the provisions of this subsection. Such distribution may only occur after the close of such Plan Year and within twelve (12) months of the close of such Plan Year. In the event of the termination of the Plan, such distribution shall be made within twelve (12) months after such termination. Such distribution shall include the income allocable to the amounts so distributed, as determined under this subsection. The ESOP Committee may make any special allocations of earnings or losses necessary to carry out the provisions of this subsection. A distribution of an Excess Contribution under this subsection may be made without regard to any notice or consent otherwise required pursuant to sections 411(a)(11) and 417 of the Code.

                  (2) (A) The income allocable to Excess Contributions distributed under this subsection shall equal the allocable gain or loss for the Plan Year. Income includes all earnings and appreciation, including such items as interest, dividends, rent, royalties, gains from the sale of property, appreciation in the value of stock, bonds, annuity and life insurance contracts, and other property, without regard to whether such appreciation has been realized.

(B)  The allocable gain or loss for the Plan Year may be determined under any reasonable method consistently applied by the ESOP Committee. Alternatively, the ESOP Committee may, in its discretion, determine such allocable gain or loss for the Plan Year under the method set forth in subparagraph (C).

(C)  Under this method, the allocable gain or loss for the Plan Year is determined by multiplying the income for the Plan Year allocable to Elective Deferrals (and amounts treated as Elective Deferrals) by a fraction, the numerator of which is the Excess Contributions by the Participant for the Plan Year and the denominator of which is the total Account balance of the Participant attributable to Elective Deferrals (and amounts treated as Elective Deferrals) as of the beginning of the Plan Year, increased by any Elective Deferrals (and amounts treated as Elective Deferrals) by the Participant for the Plan Year.

                  (3) Amounts distributed under this subsection (or other provisions of this section) shall first be treated as distributions from the Participant’s subaccounts in the following order:

(A)  from the Participant’s Elective Deferrals Account (if such Excess Contribution is attributable to Elective Deferrals);

(B)  from the Participant’s Qualified Nonelective Contribution Account (if such Excess Contribution is attributable to Qualified Nonelective Contributions); and

(C)  from the Participant’s Matching Contribution Account (if such Excess Contribution is attributable to Matching Contributions).

         (g)  (1) The term “Excess Contribution” shall mean, with respect to a Plan Year, the excess of the Elective Deferrals (including any Qualified Nonelective Contributions and Matching Contributions that are treated as Elective Deferrals under sections 401(k)(2) and 401(k)(3) of the Code) on behalf of eligible Highly Compensated Employees for the Plan Year over the maximum amount of such contributions permitted under sections 401(k)(2) and 401(k)(3) of the Code.

                  (2) Any distribution of Excess Contributions for a Plan Year shall be made to Highly Compensated Employees on the basis of the amount of contributions by, or on behalf of, each such Highly Compensated Employee.

                  (3) The amount of Excess Contributions to be distributed or recharacterized shall be reduced by Excess Deferrals previously distributed for the taxable year ending in the same Plan Year and Excess Deferrals to be distributed for a taxable year will be reduced by Excess Contributions previously distributed or recharacterized for the Plan beginning in such taxable year.

4.11 Correction of Excess Deferrals.

         (a)  Excess Deferrals shall be corrected as provided in this section. The ESOP Committee may also prevent anticipated Excess Deferrals as provided in this section. The ESOP Committee may use any method of correction or prevention provided in this section or any combination thereof, as it determines in its sole discretion. A distribution of an Excess Deferral under this section may be made without regard to any notice or consent otherwise required pursuant to sections 411(a)(11) and 417 of the Code. This section shall be administered and interpreted in accordance with sections 401(k) and 402(g) of the Code.

         (b)  The ESOP Committee may refuse to accept any or all prospective Elective Deferrals to be contributed by a Participant.

         (c)  (1) The ESOP Committee may distribute any or all Excess Deferrals to the Participant on whose behalf such Excess Deferrals were made before the close of the Applicable Taxable Year. Distributions under this subsection include income allocable to the Excess Distribution so distributed, as determined under this subsection.

                  (2) Distribution under this subsection shall only be made if all the following conditions are satisfied:

(A)  the Participant seeking the distribution designates the distribution as an Excess Deferral;

(B)  the distribution is made after the date the Excess Deferral is received by the Plan; and

(C)  the Plan designates the distribution as a distribution of an Excess Deferral.

                  (3) The income allocable to the Excess Deferral distributed under this subsection shall be determined in the same manner as under subsection (d)(3), except that income shall only be determined for the period from the beginning of the Applicable Taxable Year to the date on which the distribution is made.

         (d)  (1) The ESOP Committee may distribute any or all Excess Deferrals to the Participant on whose behalf such Excess Deferrals were made after the close of the Applicable Taxable Year. Distribution under this subsection shall only be made if the Participant timely provides the notice required under subsection (d)(2) and such distribution is made after the Applicable Taxable Year and before the first April 15 following the close of the Applicable Taxable Year. Distributions under this subsection shall include income allocable to the Excess Deferrals so distributed, as determined under this subsection.

                  (2) Any Participant seeking a distribution of an Excess Deferral in accordance with this subsection must notify the ESOP Committee of such request no later than the first March 15 following the close of the Applicable Taxable Year. The ESOP Committee may agree to accept notification received after such date (but before the first April 15 following the close of the Applicable Taxable Year) if it determines that it would still be administratively practicable to make such distribution in view of the delayed notification. The notification required by this subsection shall be deemed made if a Participant’s Elective Deferrals to the Plan in any Plan Year create an Excess Deferral.

                  (3) The income allocable to the Excess Deferral distributed under this subsection shall be determined in the same manner as under section 4.12(f)(2), except that the term “Excess Deferrals” shall be substituted for “Excess Contributions” and the term “Applicable Taxable Year” shall be substituted for “Plan Year.” The ESOP Committee may make any special allocations of earnings or losses necessary to carry out the provisions of this subsection.

         (e)  The following terms shall have the meanings specified:

                  (1) Applicable Taxable Year. The taxable year (for federal income tax purposes) of the Participant in which an Excess Deferral must be included in gross income (when made) in accordance with section 402(g) of the Code.

                  (2) Excess Deferral. A Participant’s Elective Deferrals (and other contributions limited by section 402(g) of the Code), for an Applicable Taxable Year that are in excess of the limits imposed by section 402(g) of the Code for such Applicable Taxable Year.

4.12 Correction of Excess Aggregate Contributions.

         (a)  Excess Aggregate Contributions shall be corrected as provided in this section. The ESOP Committee may use any method of correction or prevention provided in this section or any combination thereof, as it determines in its sole discretion. This section shall be administered and interpreted in accordance with sections 401(k) and 401(m) of the Code.

         (b)  The ESOP Committee may refuse to accept any or all prospective Elective Deferrals to be contributed to a Participant.

         (c)  (1) The Company may, in its sole discretion, elect to contribute, as provided in section 4.2(a), a Qualified Nonelective Contribution in an amount necessary to satisfy any or all of the requirements of section 4.9.

                  (2) Qualified Nonelective Contributions that are made for a Plan Year to correct Excess Aggregate Contributions shall only be allocated to the Accounts of Participants who are not Highly Compensated Employees. Such Qualified Nonelective Contributions shall be allocated first to the Participant with the lowest Compensation for that Plan Year and any remaining Qualified Nonelective Contributions thereafter shall be allocated to the Participant with the next lowest compensation for that Plan Year. This allocation method shall continue in ascending order of Compensation until all such Qualified Nonelective Contributions are allocated. The allocation to any Participant shall not exceed the limits under section 415 of the Code. If two or more Participants have identical Compensation, the allocations to them shall be proportional.

                  (3) Qualified Nonelective Contributions for a Plan Year shall be contributed to the Trust within twelve (12) months after the close of such Plan Year.

                  (4) Qualified Nonelective Contributions shall only be allocated to Participants who receive Compensation during the Plan Year for which such contribution is made.

         (d)  The ESOP Committee may, during a Plan Year, distribute to a Participant (or such Participant’s Beneficiary if the Participant is deceased), any or all Excess Aggregate Contributions allocable to that Participant’s Account for that Plan Year, notwithstanding any contrary provision of the Plan. Such distribution may include earnings or losses (if any) attributable to such amounts, as determined by the ESOP Committee.

         (e)  (1) The ESOP Committee may forfeit any or all Excess Aggregate Contributions for a Plan Year in accordance with the provisions of this subsection. The amounts so forfeited shall not include any amounts that are nonforfeitable under ARTICLE VII.

                  (2) Any forfeitures under this subsection shall be made in accordance with the procedures for distributions under subsection (f) except that such amounts shall be forfeited instead of being distributed.

         (f)  (1) The ESOP Committee may distribute any or all Excess Aggregate Contributions for a Plan Year in accordance with the provisions of this subsection. Such distribution may only occur after the close of such Plan Year and within twelve

(12)  months of the close of such Plan Year. Such distributions shall be specifically designated by the ESOP Committee as a distribution of Excess Aggregate Contributions. In the event of the complete termination of the Plan, such distribution shall be made within twelve (12) months after such termination. Such distribution shall include the income allocable to the amounts so distributed, as determined under this subsection. The ESOP Committee may make any special allocations of earnings or losses necessary to carry out the provisions of this subsection. A distribution of an Excess Aggregate Contribution under this subsection may be made without regard to any notice or consent otherwise required pursuant to sections 411(a)(11) and 417 of the Code.

                  (2) (A) The income allocable to Excess Aggregate Contributions distributed under this subsection shall equal the allocable gain or loss for the Plan Year. Income includes all earnings and appreciation, including such items as interest, dividends, rent, royalties, gains from the sale of property, appreciation in the value of stock, bonds, annuity and life insurance contracts, and other property, without regard to whether such appreciation has been realized.

(B)  The allocable gain or loss for the Plan Year may be determined under any reasonable method consistently applied by the ESOP Committee. Alternatively, the ESOP Committee may, in its discretion, determine such allocable gain or loss for the Plan Year under the method set forth in subparagraph (C).

(C)  Under this method, the allocable gain or loss for the Plan Year is determined by multiplying the income for the Plan Year allocable to employee contributions, matching contributions and amounts treated as matching contributions by a fraction, the numerator of which is the Excess Aggregate Contributions for the Participant for the Plan Year and the denominator of which is the total Account balance of the Participant attributable to employee contributions, matching contributions and amounts treated as matching contributions as of the beginning of the Plan Year, increased by the employee contributions, matching contributions and amounts treated as matching contributions for the Participant for the Plan Year.

                  (3) Amounts distributed under this subsection (or other provisions of this section) shall first be treated as distributions from the Participant’s subaccounts in the following order:

(A)  from the Participant’s Qualified Nonelective Contribution Account (if such Excess Aggregate Contribution is attributable to Qualified Nonelective Contributions); and

(B)  from the Participant’s Matching Contribution Account (if such Excess Aggregate Contribution is attributable to Matching Contributions).

         (g)  (1) The term “Excess Aggregate Contribution” shall mean, with respect to a Plan Year, the excess of the aggregate amount of the matching contributions and employee contributions (including any Qualified Nonelective Contributions or elective deferrals taken into account in computing the Actual Contribution Percentage) actually made on behalf of eligible Highly Compensated Employees for the Plan Year over the maximum amount of such contributions permitted under section 401(m)(2)(A) of the Code.

                  (2) The terms “employee contributions” and “matching contributions” shall, for purposes of this section, have the meanings set forth in Treas. Reg. §1.401(m)-1(f).

                  (3) Any distribution of Excess Aggregate Contributions for a Plan Year shall be made to Highly Compensated Employees on the basis of the amount of contributions by, or on behalf of, each such Highly Compensated Employee.

4.13 Correction of Multiple Use.

         (a)  If the limitations of Treas. Reg. §1.401(m)-2 are exceeded for any Plan Year beginning before January 1, 2002, then correction shall be made in accordance with the provisions of this section. The limitations of Treas. Reg. §1.401(m)-2 do not apply for Plan Years beginning after December 31, 2001. This section shall be administered and interpreted in accordance with sections 401(k) and 401(m) of the Code.

         (b)  Any correction required by this section shall be calculated and administered in accordance with the provisions for correcting Excess Contributions (in section 4.10), Excess Aggregate Contributions (in section 4.12) or both, as the ESOP Committee determines in its sole discretion. Any correction required by this section, to the extent possible, shall be made only with respect to those Highly Compensated Employees who are eligible in both the arrangement subject to section 401(k) of the Code and the Plan, as subject to section 401(m) of the Code.

         (c)  The multiple use test described in Treasury Regulation Section 1.401(m)-2 and section 4.13 of the Plan shall not apply for Plan Years beginning after December 31, 2001.

ARTICLE V

Investment of Accounts

5.1 Election of Investment Funds.

         (a)  Except as otherwise prescribed in subsections 5.1(b), (c), (d), and (e) and Section 5.2, upon enrollment in the Plan, each Participant shall direct that the funds in the Participant’s Account be invested in increments of one percent (1%) in one or more of the investment options designated by the ESOP Committee, which may include designated investment funds, specific investments or both. The investment choices made available shall be sufficient to allow compliance with section 404(c) of ERISA.

         (b)  Except as otherwise determined by the ESOP Committee or provided herein, all investments in a Participant’s ESOP Account will be held in such Common Stock, subject to the same diversification rules as set forth in section 5.2.

         (c)  Each participant shall be entitled to designate the percentage (in multiples of 1%) of his Elective Contributions that shall be invested in Common Stock under the ESOP Component of this Plan, subject to the seven percent (7%) limitation set forth in section 4.1 (a). To the extent a Participant directs his Elective Contributions to be invested under the ESOP Component, such contributions shall be accumulated in a short term interest fund in the ESOP Component of the Plan and shall be converted to Common Stock on a semi-annual basis using the Common Stock value as of the Valuation Date preceding or as of the conversion date (whichever is lower), and shall then be allocated to the participant’s ESOP Elective Deferral Account.

         (d)  Except as otherwise determined by the ESOP Committee or provided herein, a Participant’s Rollover Contribution Account may be invested in Common Stock at its then Current Market Value only at or near the time the Rollover Contribution is accepted and received by the ESOP Committee or Trustee, and only if the Participant is a new Employee. Amounts to be invested in Common Stock will be initially accumulated in a short term interest fund in the ESOP Component of the Plan, and will be converted to Common Stock on the next semi annual investment date based on the Current Market Value as of the Valuation Date coincident with such semi annual investment date. Amounts not invested in the ESOP Rollover Account may be invested in accordance with Section 5.1(a). Amounts held in the ESOP Rollover Account will be subject to the diversification rules of section 5.2.

         (e)  In its discretion, the ESOP Committee may from time to time designate new funds and, where appropriate, preclude investment in existing funds and provide for the transfer of Accounts invested in those funds to other funds selected by the Participant or, if no such selection is made, to a low risk fixed income fund as determined by the ESOP Committee in its discretion.

         (f)  Except as otherwise prescribed in subsections 5.1(b), (c), (d) and (e) and Section 5.2, a Participant’s investment election will apply to the entire Account of the Participant.

         (g)  In establishing rules and procedures under section 5.1, the following shall apply:

                  (1) Each Participant, Beneficiary or Alternate Payee shall affirmatively elect to self-direct the investment of assets in his or her Account, but such election may provide for default investments in the absence of specific directions from such Participant, Beneficiary or Alternate Payee. For purposes of any elections to invest in the ESOP Component of the Plan, the Participant, Beneficiary or Alternate Payee shall be considered a “named fiduciary” of the Plan as described in Section 402(a)(2) of ERISA.

                  (2) The investment directions of a Participant shall continue to apply after that Participant’s death or incompetence until the Beneficiary (or, if there is more than one Beneficiary for that Account, all of the Beneficiaries), guardian or other representatives provide contrary direction.

                  (3) The ESOP Committee may decline to implement investment designations if such investment, in the ESOP Committee’s judgment:

(A)  would result in a prohibited transaction under section 4975 of the Code;

(B)  would generate income taxable to the Trust Fund;

(C)  would not be in accordance with the Plan and Trust;

(D)  would cause a Fiduciary to maintain the indicia of ownership of any assets of the Trust Fund outside the jurisdiction of the district courts of the United States other than as permitted by section 404(b) of ERISA and Labor Reg. §2550.404(b)-1;

(E)  would jeopardize the Plan’s tax qualified status under the Code;

(F)  could result in a loss in excess of the amount credited to the Account; or

(G)  would violate any other requirements of the Code or ERISA.

                  (4) Except as otherwise prescribed in subsections 5.1(b), (c), and (d) and Section 5.2, the ESOP Committee may establish reasonable restrictions on the frequency with which investment directions may be given, consistent with section 404(c) of ERISA.

                  (5) The ESOP Committee may establish limits on the use of brokers, investment counsel or other advisors that may be utilized, including specifying that all investments must be made through a designated broker or brokers.

                  (6) The ESOP Committee may establish limits on the types of investments that are permitted.

         (h)  Except as otherwise prescribed in subsections Section 5.1(b), (c), (d), and (e) and Section 5.2, the ESOP Committee shall establish such rules and procedures as may be advisable or necessary to carry out the provisions of this section, with such rules and procedures being consistent with section 404(c) of ERISA.

         (i)  The ESOP Committee shall establish such rules and procedures as may be advisable or necessary to reasonably ensure that all transactions involving the investment funds comply with all applicable laws, including the securities laws.

5.2 Diversification

         Notwithstanding Section 5.1(b), any Participant who has attained age 55 and completed a Period of Participation of at least ten (10) years shall be permitted to direct that up to twenty-five percent (25%) of the total number of shares of Common Stock (rounded to the nearest whole integer and reduced by the amount of any prior diversification election was made) allocated to the Participant’s ESOP Account, as of the September 30 immediately preceding each Plan Year during the Qualified Election Period may be invested among the otherwise available investment options under the Plan in accordance with the provisions of subsection 5.1 (a) above. With respect to a qualified Participant’s final diversification election, fifty percent (50%) is substituted for twenty-five percent (25%) in determining the amount subject to the diversification election. Any direction to diversify hereunder may be made within 90 days after the close of each Plan Year during the Participant’s Qualified Election Period, as defined below. Any direction made during the applicable 90-day period following any Plan Year may be revoked or modified at any time during such 90-day period. Any such diversification shall be implemented no later than the 180th day of the Plan Year in which the Participant’s direction is made. All such directions shall be in accordance with any notice, rulings, or regulations or other guidance issued by the Internal Revenue Service with respect to section 401(a)(28)(B) of the Code. For the purposes of this section, the term “Qualified Election Period” shall mean the six (6) Plan Year period beginning with the later of the Plan Year in which the Participant attains age 55 or completes a Period of Participation of ten (10) years. In addition, subject to the Company’s satisfaction of its bank loan covenants, in the first quarter of the first Plan Year after the fifth full Period of Participation, a Participant who had an ESOP Account shall have the right to make a non cumulative election each Plan Year to transfer up to 10% of the current value of their ESOP Account to an investment fund other than the Company Stock Fund.

5.3 Change in Investment Allocation of Future Deferrals.

         Except as otherwise prescribed in sections 5.1(b), (c), (d), and (e) and Section 5.2 each Participant may elect to change the investment allocation of future contributions effective as of the first Trade Day subsequent to notice to the Recordkeeper by which it is administratively feasible to make such change. Any changes must be made either in increments of one percent (1%) of the Participant’s Account and must result in a total investment of one hundred percent (100%) of the Participant’s Account.

5.4 Transfer of Account Balances Between Investment Funds.

         Except as otherwise prescribed in sections 5.1(b), (c), (d), and (e) and Section 5.2 each Participant may elect to transfer all or a portion of the amount in his or her Account between investment funds effective as of the first Trade Day following notice to the Recordkeeper by which it is administratively feasible to carry out such transfer. In determining the amount of the transfer, the Participant’s Account shall be valued as of the close of business on the Trade Day on which notice is received; provided, however, that in any case where the notice is received after 4:00 p.m. Eastern Time (daylight or standard, whichever is in effect on the date of the call), the Account shall be valued as of the close of business on the next Trade Day. Such transfers must be made in either one percent (1%) increments of the entire Account and, as of the completion of the transfer, must result in investment of one hundred percent (100%) of the Account. Transfers shall be effected by telephone notice to the Recordkeeper.

5.5 Ownership Status of Funds.

         The Trustee shall be the owner of record of the Plan assets. The ESOP Committee shall have records maintained as of the Valuation Date for each investment option allocating a portion of the investment option to each Participant who has elected that his or her Account be invested in such investment option. The records shall reflect each Participant’s portion of Common Stock in cash and unitized shares of stock and shall reflect each Participant’s portion of all other investment options as may be established by the ESOP Committee in a cash amount.

5.6 Allocation of Earnings.

         (a)  (1) The ESOP Committee, as of each Valuation Date, shall adjust the amounts credited to the Accounts (including Accounts for persons who are no longer Employees) so that the total of such Account balances equals the fair market value of the Trust Fund assets as of such Valuation Date. Except as otherwise provided herein, any changes in the fair market value of the Trust Fund assets since the preceding Valuation Date shall be charged or credited to each Account in the ratio that the balance in each such Account as of the preceding Valuation Date bears to the balances in all Accounts as of that Valuation Date with appropriate adjustments to reflect any distributions, allocations or similar adjustments to such Account or Accounts since that Valuation Date.

                  (2) To the extent that separate investment funds are established (as provided in section 5.1(a)), the adjustments required by subsection (a)(1) shall be made by applying subsection (a)(1) separately for each such investment fund so that any changes in the net worth of each such investment fund are charged or credited to the portion of each Account invested in such investment fund in the ratio that the portion of each such Account invested in such investment fund as of the preceding Valuation Date (reduced by any distributions made from that portion of such Account since that Valuation Date) bears to the total amount credited to such investment funds as of that Valuation Date (reduced by distributions made from such investment fund since that Valuation Date).

                  (3) Interim valuations, in accordance with the foregoing procedure, may be made at such time or times as the ESOP Committee directs for all or a portion of the investment options.

         (b)  The ESOP Committee may, in its sole discretion, direct the Trustee to segregate and separately invest any Trust Fund assets, including but not limited to, any Trust Fund assets that are attributable to cash dividends on Common Stock pending distribution or allocation of such assets in accordance with section 9.13. If any assets are segregated in this fashion, the earnings or losses on such assets shall be determined apart from other Trust assets and shall be adjusted on each Valuation Date, or at such other times as the ESOP Committee deems necessary, in accordance with this section.

5.7 Acquisition Loans.

         (a)  The ESOP Committee may direct the Trustees to incur Acquisition Loans from time to time in order to acquire Financed Shares or to repay a prior Acquisition Loan. An installment obligation incurred in connection with the purchase of Financed Shares shall be treated as an Acquisition Loan. All indebtedness incurred to acquire Financed Shares in a single transaction shall be treated as one Acquisition Loan. An Acquisition Loan shall be for a specific term, shall bear a reasonable rate of interest and shall not be payable on demand, except in the event of default.

         (b)  Financed Shares acquired with the proceeds from an Acquisition Loan shall be held in a Loan Suspense Account until allocated to Participants under Section 5.10.

         (c)  An Acquisition Loan may be secured by a pledge of the Financed Shares acquired with the proceeds of the Acquisition Loan (or acquired with the proceeds of a prior Acquisition Loan which is being refinanced). No other assets of the Trust Fund may be pledged as collateral for an Acquisition Loan. The lender shall not have recourse against any assets of the Trust Fund other than any Financed Shares which are subject to such pledge. Any pledge of Financed Shares must provide for the release of the pledged shares at the time that the Trustee repays any part of the Acquisition Loan. Such unencumbered shares shall be available for allocation to Participants’ ESOP Profit Sharing Accounts.

         (d)  If the lender is a party in interest (as defined in ERISA) or a disqualified person (as defined in the Code), the Acquisition Loan must provide for a transfer of the pledged shares to the lender only to the extent that the Trust has defaulted on the Acquisition Loan by failing to meet the required payment schedule.

5.8 Acquisition Loan Payments.

         (a)  The Trustees, as directed by the ESOP Committee, shall pay principal and/or interest on any Acquisition Loan only from: (i) Profit Sharing Contributions paid in cash; (ii) any earnings attributable to such Profit Sharing Contributions; and (iii) any cash dividends or distributions (as defined in Code Section 1368) received by the Trust on the Financed Shares purchased with the proceeds of such Acquisition Loan (whether unallocated or, to the extent permitted by law, allocated).

         (b)  The payments made by the Trustees with respect to an Acquisition Loan for Plan Year must not exceed the sum of such Profit Sharing Contributions, earnings and dividends (including distributions (as defined in Code Section 1368)) for that Plan Year and prior Plan Years, less the amount of such payments for prior Plan Years.

         (c)  If any Employer is the lender with respect to an Acquisition Loan, Profit Sharing Contributions may be paid in the form of cancellation of indebtedness under the Acquisition Loan with written notice to the ESOP Committee and the Trustees. If the Employer is not the lender with respect to an Acquisition Loan, the Employer may elect, with written notice to the ESOP Committee and the Trustees, to make payments on the Acquisition Loan directly to the lender and to treat such payments as Profit Sharing Contributions or as additional Acquisition Loans.

5.9 Sales of Common Stock.

         (a)  Subject to the approval of the Board of Directors, the Trustees, as directed by the ESOP Committee, may sell Common Stock to any person (including an Employer), provided that any such sale must be made at a price not less than Current Market Value as of the date of the sale.

         (b)  In the event the Trustees are unable to make payments of principal and/or interest on an Acquisition Loan when due (other than a loan from the Company which has no corresponding extension of credit to the Company by a third party lender), with the approval of the Board of Directors, the ESOP Committee may direct the Trustees to sell any Financed Shares that have not yet been allocated to Participants’ ESOP Profit Sharing Accounts or to obtain a new Acquisition Loan in an amount sufficient to make such payments.

         (c)  Notwithstanding any other provision of this Article V, in the event of the sale of the Company, the termination of the Plan or other Plan’s failure to qualify as an employee stock ownership plan under Code section 4975(e)(7), the ESOP Committee may direct the Trustees to apply the proceeds from the sale of the Financed Shares remaining in the Loan Suspense Account to repay the Acquisition Loan incurred to purchase the Financed Shares.

         (d)  Any sale of Common Stock under this Section must comply with the fiduciary duties applicable to the ESOP Committee under ERISA section 404(a)(1).

5.10 Allocations of Financed Shares.

         (a)  Any Financed Shares acquired by the Trust shall initially be credited to a Loan Suspense Account and will be allocated to the ESOP Profit Sharing Accounts of Participants only as the Trustee makes payments on the Acquisition Loan. The number of Financed Shares to be released from the Loan Suspense Account for allocation to Participants’ ESOP Profit Sharing Accounts for each Plan Year shall be determined by multiplying the number of Financed Shares held in the Loan Suspense Account immediately before the release for the current Plan Year by a fraction. The numerator of the fraction shall be the amount of principal and interest paid on the Acquisition Loan for that Plan Year. The denominator of the fraction shall be the sum of the numerator plus the total payments of principal and interest on that Acquisition Loan projected to be paid for all future Plan Years. For this purpose, the interest to be paid or accrued in future years to be computed by using the interest rate in effect as of the current Allocation Date.

         (b)  Pursuant to the terms of the Acquisition Loan (or, at the election of the ESOP Committee if the Acquisition Loan is silent in this regard), the ESOP Committee may elect to release Financed Shares from the Loan Suspense Account based solely on the ratio that the payments of principal for each Plan Year bear to the total principal amount of the Acquisition Loan. This method may be used only to the extent that:

                  (1) the Acquisition Loan provides for annual payments of principal and interest at a cumulative rate that is not less rapid at any time than level annual payments of such amounts for ten (10) years;

                  (2) interest included in any payment on the Acquisition Loan is disregarded only to the extent that it would be determined to be interest under standard loan amortization tables; and

                  (3) the entire duration of the Acquisition Loan repayment period does not exceed ten (10) years, even in the event of a renewal, extension or refinancing of the Acquisition Loan.

         (c)  In each Plan Year in which assets of the Trust Fund are applied to make payments on an Acquisition Loan, the Financed Shares released from the Loan Suspense Account in accordance with the provisions of this Section shall be allocated among the ESOP Profit Sharing Accounts of Participants in the manner determined by the ESOP Committee based upon the source of funds used to make the payments on the Acquisition Loan (i.e., ESOP Profit Sharing Contributions, earnings attributable to ESOP Profit Sharing Contributions, cash dividends on Financed Shares allocated to ESOP Profit Sharing Accounts and/or cash dividends on Financed Shares credited to the Loan Suspense Account).

         (d)  If cash dividends on Financed Shares allocated to a Participant’s ESOP Profit Sharing Account are used to make payments on an Acquisition Loan, the

Financed Shares released from the Loan Suspense Account shall be allocated to that Participant’s ESOP Profit Sharing Account, provided, however, that the Current Market Value of the Financed Shares released from the Loan Suspense Account must be at least equal to the amount of the cash dividends. This Section 5.10(d) will apply only if the Company is a C Corporation.

5.11 Allocation of Dividends and Distributions on Common Stock.

         (a)  Any cash dividends or distributions, as defined in Code section 1368, received on shares of Common Stock allocated to Participants’ ESOP Profit Sharing Accounts will be allocated to the respective Accounts of such Participants. However, any cash dividends which are currently distributed to Participants shall not be credited to the Participants’ Accounts.

         (b)  Any stock dividends received on Common Stock shall be credited to the account to which such Common Stock was allocated at the time the dividend was declared (e.g., a Participant’s ESOP Profit Sharing Account or ESOP Matching Contribution Account or the Loan Suspense Account).

         (c)  Any dividends or distributions received on unallocated shares of Common Stock, including any Financed Shares credited to the Loan Suspense Account, shall be considered to be net income of the Trust, but will be allocated only to the accounts of Participants who are active employees.

5.12 Nonallocation.

         No allocation of Common Stock of an S corporation (or other assets in lieu of such Common Stock) may be made to any “Disqualified Person” (within the meaning of section 409(p)(4) of the Code) during any “Nonallocation Year” (within the meaning of section 409(p)(3) of the Code). Any allocation of Common Stock made in violation of this edict shall be null and void ab initio. To the extent permitted by law, the ESOP Committee may adjust the mix of assets in Participants’ Accounts to prevent the occurrence of a Nonallocation Year, by removing Common Stock from the accounts of Disqualified Persons and replacing it with other assets of identical value taken from the Accounts of Participants who are not Disqualified Persons, subject to the requirements that: (1) no such action may diminish the overall value of any Participant’s Accounts, (2) each Participant shall continue to have the right to receive distribution of his entire Account balance in the form of Common Stock to the extent otherwise permitted hereunder, and (3) the Accounts of each Active Participant who is not a Disqualified Person shall be adjusted in the same proportionate manner as the Accounts of all other Active Participants. In the event that either applicable law or the absence of assets other than Common Stock in the Accounts of Participants who are not Disqualified Persons prevents the asset reallocation referred to above, then any such allocation to a Disqualified Person shall be null and void, and the Common Stock in issue shall be reallocated among the Accounts of Participants who are not Disqualified Persons in the ratio of their compensation in the Plan Year involved.

ARTICLE VI

Voting and Tendering of Stock

6.1 Voting of Common Stock

         (a)  The voting of Common Stock held in the Trust shall be subject to the provisions of ERISA and the following provisions, to the extent such provisions are not inconsistent with ERISA:

                  (1) With respect to any corporate matter that involves the voting of Common Stock with respect to the approval or disapproval of any corporate merger or consolidation, recapitalization, reclassification, liquidation, dissolution, sale of substantially all of the assets of a trade or business, or such other transactions that may be prescribed by regulation (and, if the Company has a registration-type class of securities, all other shareholder voting issues), each Participant may be entitled to direct the Trustee as to the exercise of any shareholder voting rights attributable to shares of Common Stock then allocated to his ESOP Accounts, but only to the extent required by Sections 401(a)(22) and 409(e)(3) of the Code and the regulations there under. For purposes of the foregoing sentence, each Participant shall be a named fiduciary of the Plan as described in Section 402(a)(2) of ERISA. The ESOP Committee shall have the sole responsibility for determining when a corporate matter has arisen that involves the voting of Common Stock under this provision. If a Participant is entitled to so direct the Trustee, all allocated Common Stock as to which such instructions have been received (which may include an instruction to abstain) shall be voted by the Trustee in accordance with such instructions, provided that the Trustee may vote the shares as it determines is necessary to fulfill its fiduciary duties under ERISA. The Trustee shall vote any shares as to which no voting instructions have been received at the direction of the ESOP Committee, subject to its fiduciary duties under ERISA.

                  (2) In all other circumstances, the Trustee shall vote all shares of Common Stock as directed by the ESOP Committee.

6.2 Tendering of Common Stock

         (a)  The tendering of Common Stock held in the Trust shall be subject to the provisions of ERISA and the following provisions, to the extent such provisions are not inconsistent with ERISA:

                  (1) In the event of a tender offer or other offer to purchase shares of Common Stock held by the Trust, the Trustee shall tender or sell the shares as directed by each Participant with respect to shares of Common Stock then allocated to his ESOP Accounts, subject to the fiduciary duties under ERISA. In carrying out its responsibilities under this Section, the Trustee may rely on information furnished to it by the ESOP Committee, including the names and current addresses of Participants, the number of shares of Common Stock allocated to their ESOP Accounts, and the number of shares of Common Stock held by the Trustee (if any) that have not yet been allocated.

                  (2) In all other circumstances, the Trustee shall tender all shares of Company Stock as directed by the ESOP Committee.

ARTICLE VII

Vesting

7.1 Elective Deferral, Rollover Contribution, Qualified Nonelective Contribution and Matching Contribution Accounts.

         Except as otherwise provided in Exhibit A to this Plan, each Participant shall have a nonforfeitable right to all amounts in the Participant’s Elective Deferral, Rollover Contribution, Qualified Nonelective Contribution and Matching Contribution Accounts.

7.2 Profit Sharing Contribution Accounts.

         (a)  Except as otherwise provided in Exhibit A to this Plan, each Participant shall have a nonforfeitable right to his or her ESOP Profit Sharing Contribution Accounts in accordance with the following:

(1)	Period of Service	Vested Interest

	Less than 2 years	0%

	with two (2) years	25%

	with three (3) years	50%

	with four (4) years	75%

	with five (5) years	100%

                  (2) if earlier, 100% vested upon the Participant’s Retirement, death while an Employee, Disability or attainment of Normal Retirement Age.

         (b) For purposes of this section 7.2, all service as a Leased Employee, if any, shall be taken into account for purposes of determining a Participant’s nonforfeitable right to his or her ESOP Profit Sharing Account, even though Leased Employees are not eligible to participate in the Plan.

7.3 Forfeitures.

         (a)  In the event that a Participant incurs a Severance from Service before attaining a nonforfeitable right to his or her entire Account, the portion of the Account that is forfeitable will be forfeited as of the first day of the month immediately following the earliest of: (i) the date on which the Participant incurs a Period of Severance of five (5) consecutive years; (ii) death; or (iii) the date on which the vested portion of the Participant’s Accounts is distributed in accordance with ARTICLE IX. Forfeitures from the Non ESOP Component of the Plan will be used to reduce future contributions of the Adopting Employers to the Plan or to pay administrative expenses. Forfeitures from the ESOP Component of the Plan will be reallocated to active Employees.

         (b)  If, in connection with his or her Severance from Service, a Participant received a distribution of a portion of his or her entire Account when he or she did not have a nonforfeitable right to his or her entire Account, the portion of his or her Account that was forfeited, unadjusted by any subsequent gains or losses, shall be restored if he or she again becomes an Employee before incurring a Period of Severance of five (5) consecutive years.

7.4 Break in Service Rules.

         (a)  Periods of Service. In determining the length of a Period of Service, the ESOP Committee shall include all Periods of Service, except the following Periods of Service shall not be taken into account:

                  (1) in the case of a Participant who has never had a vested Account balance, the Period of Service before any Period of Severance which equals or exceeds five (5) consecutive years; and

                  (2) in the case of a Participant who has had a vested account balance and who has incurred a Period of Severance which equals or exceeds five (5) years,

the Period of Service after such Period of Severance shall not be taken into account for purposes of determining the nonforfeitable interest of such Participant in the Profit Sharing Contributions allocated to his or her Account before such Period of Severance.

         (b)  Periods of Severance. In determining the length of a Period of Severance, the ESOP Committee shall include any period of time beginning on an Employee’s Severance from Service Date and ending on the date on which he or she is next credited with an Hour of Service, provided that such Hour of Service is credited within the twelve- (12) consecutive month period following such Severance from Service Date.

         (c)  Other Periods. In making the determinations described in subsections (a) and (b) of this section, any period in excess of six (6) months of an Authorized Leave of Absence shall be regarded as neither a Period of Service nor a Period of Severance.

ARTICLE VIII

In-Service Withdrawals

8.1 Elective Deferrals and Qualified Nonelective Contributions.

         (a)  Subject to the terms and conditions prescribed in section 8.3, a Participant may withdraw all or a portion of his or her (1) Non ESOP Elective Deferral Account or Qualified Nonelective Contribution Account on or after attainment of age fifty-nine and one-half (591/2), or (2) ESOP and Non ESOP Rollover Accounts at any time, as long as the hardship criteria are met; (3) ESOP and Non ESOP Elective Deferral Accounts (including earnings on Elective Deferrals) or Qualified Nonelective Contribution Account in the event of a hardship.

         (b)  In order to be entitled to a hardship withdrawal under this section, a Participant must satisfy the requirements of both subsection (c) and subsection (d). Whether a Participant is entitled to a withdrawal under this section is to be determined by the ESOP Committee in accordance with nondiscriminatory and objective standards.

         (c)  (1) A Participant will be deemed to have experienced an immediate and heavy financial need necessary to satisfy the requirements of this subsection if the withdrawal is on account of:

(A)  medical expenses described in section 213(d) of the Code incurred by the Participant, the Participant’s spouse or any dependents of the Participant;

(B)  the purchase (excluding mortgage payments) of a principal residence of the Participant;

(C)  payment of tuition for the next twelve (12) months of post-secondary education for the Participant or his or her spouse, children or dependents;

(D)  the need to prevent the eviction of the Participant from his or her principal residence or the foreclosure on the mortgage of the Participant’s principal residence; or

(E)  other circumstances that the ESOP Committee determines constitutes an immediate and heavy financial need.

         (d)  (1) A withdrawal under this subsection will be deemed necessary to satisfy an immediate and heavy financial need of the Participant if it satisfies the requirements of this subsection. To the extent the amount of the withdrawal would be in excess of the amount required to relieve the financial need of the Participant (which amount may include any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the withdrawal) or to the extent such need may be satisfied from other resources that are reasonably available to the Participant, such withdrawal shall not satisfy the requirements of this subsection. For purposes of this subsection, a Participant’s resources shall be deemed to include those assets of his or her spouse or minor children that are reasonably available to the Participant.

                  (2) A withdrawal may be treated as necessary to satisfy a financial need if the ESOP Committee reasonably relies upon the Participant’s representation that the need cannot be relieved:

(A)  through reimbursement or compensation by insurance or otherwise;

(B)  by reasonable liquidation of the Participant’s assets to the extent such liquidation would not itself cause an immediate and heavy financial need;

(C)  by cessation of Elective Deferrals under the Plan for at least six (6) months after receipt of the hardship withdrawal; or

(D)  by other distributions or nontaxable (at the time of the loan) loans from plans maintained by the Adopting Employers or by any other employer or by borrowing from commercial sources on reasonable commercial terms.

         (e)  If a Participant receives a withdrawal for reasons of financial hardship, the Participant may not make any Elective Deferrals during the six (6) months immediately subsequent to the date of distribution.

8.2 Rollover Contributions.

         Subject to the terms and conditions prescribed in sections 8.1 (a)(2) and 8.3 (including but not limited to the restriction noted in 8.3(e)), a Participant may withdraw all or a portion of his or her Rollover Contribution.

8.3 General Terms and Conditions.

         All in-service withdrawals are subject to the following terms and conditions:

         (a) In-service withdrawals of less than five hundred dollars ($500) will not be permitted.

         (b)  In determining the amount of any in-service withdrawal, the Participant’s Non ESOP Account shall be valued as of the close of business on the Trade Day on which notice is received; provided, however, that in any case where the notice is received after 4:00 p.m. Eastern Time (daylight or standard, whichever is in effect on the date of the call), the Non ESOP Account shall be valued as of the close of business on the next Trade Day. The Participant’s ESOP Account shall be valued based on the Current Market Value of Common Stock as of the preceding Valuation Date.

         (c)  Payment of the amount withdrawn will be made as soon as administratively feasible after the effective date of the withdrawal.

         (d)  In-service withdrawals from a Participant’s Account will generally be made in cash.

         (e)  Funds for in-service withdrawals will be taken on a pro-rata basis against the Participant’s investment balances in his or her Non ESOP Account. If the amount of the withdrawal cannot be satisfied from the Non ESOP Account, the remainder will then be taken pro rata from the balances in the ESOP Account.

         (f)  In-service withdrawals may not be redeposited in the Plan.

         (g) The ESOP Committee may adopt such other rules and procedures as it deems necessary, in its sole discretion, to properly administer the in-service withdrawal provisions in this ARTICLE.

ARTICLE IX

Distribution of Benefits

9.1 General.

         (a)  Except as otherwise provided in Exhibit B to this Plan (or otherwise required by section 4.6(b)), all benefits payable under this Plan shall be paid in the manner and at the times specified in this ARTICLE. Special distribution rules with respect to Common Stock are set forth in Section 9.14 and Section 9.15.

         (b)  All payment methods and distributions shall comply with the requirements of sections 401(a)(4) and 401(a)(9) of the Code and the regulations thereunder and, if necessary, shall be interpreted to so comply. All distributions shall comply with the incidental death benefit requirement of section 401(a)(9)(G) of the Code. Distributions shall comply with the regulations under section 401(a)(9) of the Code, including Treas. Reg. §1.401(a)(9)-2. The provisions of the Plan reflecting section 401(a)(9) of the Code override any distribution provisions in the Plan inconsistent with section 401(a)(9) of the Code.

9.2 Commencement of Benefits.

         (a)  A Participant (or Beneficiary) shall be entitled to commence distribution of the nonforfeitable portion of his or her Account upon attainment of Normal Retirement Age after a Severance from Service, Retirement, Disability or death.

         (b)  Except as otherwise provided in this section 9.2, or in Sections 9.14 and 9.15, payment of benefits to a Participant (or Beneficiary) shall commence within a reasonable period of time following the Participant’s attainment of Normal Retirement Age after a Severance from Service, Retirement, Disability or death.

         (c)  If the value of the nonforfeitable portion of the Participant’s Account exceeds the maximum amount prescribed in section 411(a)(11) of the Code, then payment to the Participant shall not commence without the Participant’s written consent, except as otherwise required by Section 9.2(f). Such written consent must be obtained no more than ninety (90) days before the commencement of the distribution. The value of the nonforfeitable portion of the Participant’s Account shall be determined without regard to that portion of the Account that is attributable to rollover contributions (and the earnings allocable thereto) within the meaning of sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16) of the Code. Notwithstanding the preceding provisions of this subsection (c), all distributions to a Participant’s Beneficiary shall commence within a reasonable period of time following the Participant’s death (no consent of the Beneficiary is required); provided, however, that if the Beneficiary is the Participant’s Surviving Spouse, then such Surviving Spouse may elect to defer commencement of distributions for a period of up to five years from the date of death of the Participant.

         (d)  Unless a Participant elects otherwise, distribution to the Participant shall commence no later than sixty (60) days after the close of the Plan Year in which the latest of the following events occurs:

                  (1) attainment by the Participant of Normal Retirement Age;

                  (2) the tenth (10th) anniversary of the date on which Participant commenced participation in the Plan; or

                  (3) Participant’s Severance from Service.

         (e)  Distribution of the nonforfeitable portion of a Participant’s Account shall generally commence in accordance with the general provisions of this section 9.2, but in no event before the earliest of the following events:

                  (1) For distributions before January 1, 2002, the Participant’s separation from service within the meaning of section 401(k)(2)(B)(i)(I) of the Code (as then effective). For distributions after December 31, 2001, the Participant’s severance from employment within the meaning of section 401(k)(2)(B)(i)(I) of the

Code (as then effective). The “severance from employment” standard effective after December 31, 2001 shall apply to any distributions after such date regardless of when the severance from employment occurred.

                  (2) The Participant’s attainment of age fifty-nine and one-half (59-1/2).

                  (3) The termination of the Plan without establishment or maintenance of another defined contribution plan (other than an employee stock ownership plan).

                  (4) For distributions before January 1, 2002, the disposition of substantially all of the assets used by the Employer in a trade or business of the Employer, but only with respect to an Employee who continues employment with the entity acquiring such assets.

                  (5) For distributions before January 1, 2002, the disposition of the Employer’s interest in a subsidiary, but only with respect to an Employee who continues employment with such subsidiary.

         (f)  A Participant who has attained age seventy and one-half (70 1/2) and is subject to the mandatory distribution requirements of section 401(a)(9) of the Code shall receive a lump sum distribution of his or her entire Account at the time distributions must commence in order to comply with such requirements. If additional amounts are allocated to such Participant’s Account following such lump sum distribution, additional lump sum distributions of his or her entire Account shall be made at such times any mandatory distributions are required to comply with section 401(a)(9) of the Code. Such payments shall be made notwithstanding any contrary provisions of the Plan or election made by such Participant.

         (g)  If a Participant dies before the time when distribution is considered to have commenced in accordance with applicable regulations, then any remaining nonforfeitable portion of the Participant’s Account shall be distributed within five (5) years after the Participant’s death. If a distribution is considered to have commenced in accordance with the applicable regulations before the Participant’s death, the remaining nonforfeitable portion of the Participant’s Account shall be distributed at least as rapidly as under the method of distribution being used as of the date of the Participant’s death. For purposes of this Section 9.2(g), the Surviving Spouse of the Participant will be treated as the Participant if: the Surviving Spouse is the Beneficiary of the Participant’s Account; the Surviving Spouse dies after the Participant; and distributions had not yet commenced to the Surviving Spouse.

9.3 Form of Distribution.

         (a)  Except to the extent otherwise provided in the Plan, distributions under the Plan shall be made in the form of a lump sum or in substantially equal, annual installments over a period not exceeding five years (or such greater number of installments as determined under Section 9.14(c)), at the option of the ESOP Committee in accordance with a nondiscriminatory and uniform policy.

         (b)  Distribution of the nonforfeitable portion of the Participant’s ESOP Account shall be made in cash or in-kind, at the election of the ESOP Committee.

         (c)  A Participant shall be notified of his rights under this section no less than thirty (30) days and no more than ninety (90) days before a distribution is made. Written consent of a Participant to a distribution (if required) may not be made before he receives such notice and must not be made more than ninety (90) days before a distribution is made.

         (d) Notwithstanding anything to the contrary, if a Participant’s vested Accounts do not exceed the maximum amount prescribed in section 411(a)(11) of the Code, distribution of his vested Accounts shall be made in a lump sum as soon as practicable, subject to the rules of any investment in which a Participant’s Accounts are invested.

9.4 Determination of Amount of Distribution.

         In determining the amount of any distribution hereunder, the nonforfeitable portion of a Participant’s Account shall be valued as of the close of business on the Trade Day on which notice is received; provided, however, that in any case where the telephone notice is received after 4:00 p.m. Eastern Time (daylight or standard, whichever is in effect on the date of the call), the Account shall be valued as of the close of business on the next Trade Day. In valuing a Participant’s ESOP Accounts or Common Stock, the most recent valuation reflecting Current Market Value shall be used; provided however, that the ESOP Committee may order an interim valuation performed as of any date (including retroactively), which valuation shall be used.

9.5 Direct Rollovers.

         (a)  A Participant may elect that all or any portion of a distribution that would otherwise be paid as an Eligible Rollover Distribution shall instead be transferred as a Direct Rollover.

         (b)  The ESOP Committee shall determine and apply rules and procedures as it deems reasonable with respect to Direct Rollovers. The ESOP Committee may change such rules and procedures from time to time and shall not be bound by any previous rules and procedures it has applied.

         (c)  The following terms shall have the meanings specified:

                  (1) Direct Rollover. An available distribution that is paid directly to an Eligible Retirement Plan for the benefit of the distributee.

                  (2) Distributee. A Participant or former Participant. In addition, the Participant’s or former Participant’s Surviving Spouse or former spouse who is the Alternate Payee under a Qualified Domestic Relations Order, as defined in section 414(p) of the Code, are Distributees with regard to the interest of the spouse or former spouse.

                  (3) Eligible Retirement Plan. An individual retirement account described in section 408(a) of the Code, an individual retirement annuity (other than an endowment contract) described in section 408(b) of the Code, a qualified trust described in section 401(a) of the Code if such qualified trust is part of a plan that permits acceptance of Direct Rollovers or an annuity plan described in section 403(a) of the Code. In the case of a Direct Rollover for the benefit of the spouse or former spouse of a Participant, the term “Eligible Retirement Plan” shall only include an individual retirement account described in section 408(a) of the Code and an individual retirement annuity (other than an endowment contract) described in section 408(b) of the Code. Notwithstanding the preceding provisions of this subsection (3), for distributions made after December 31, 2001, the following modifications shall apply: (1) the term “Eligible Retirement Plan” shall also include an annuity contract described in section 403(b) of the Code and an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan; and (2) in the case of a Direct Rollover for the benefit of the surviving spouse of a Participant, or a spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, the term “Eligible Retirement Plan” shall include all of the plans and arrangements otherwise described in this subsection (3).

                  (4) Eligible Rollover Distribution. Any distribution under the Plan to a Participant, a Participant’s spouse or a Participant’s former spouse, except for the following:

(A) Any distribution to the extent the distribution is required under section 401(a)(9) of the Code.

(B)  The portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation described in section 402(e)(4) of the Code). Notwithstanding the preceding sentence, for distributions made after December 31, 2001, the term “Eligible Rollover Distribution” shall include the portion of a distribution that consists of after-tax employee contributions which are not includable in gross income; provided, that such after-tax employee contributions can only be transferred to an individual retirement account or annuity described in section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includable in gross income and the portion of such distribution which is not so includable.

(C)  Returns of elective deferrals described in Treas. Reg. §1.415-6(b)(6)(iv) that are returned as a result of the limitations under section 415 of the Code.

(D)  Corrective distributions of excess contributions and excess deferrals under qualified cash or deferred arrangements as described in Treas. Reg. §1.401(k)-1(f)(4) and §1.402(g)-1(e)(3), respectively, and corrective distributions of excess aggregate contributions as described in Treas. Reg. §1.401(m)-1(e)(3), together with the income allocable to these corrective distributions.

(E)  Loans treated as distributions under section 72(p) of the Code and not excepted by section 72(p)(2) of the Code.

(F)  Loans in default that are deemed distributions.

(G)  Dividends paid on employer securities as described in section 404(k) of the Code.

(H) The costs of life insurance coverage.

(I)  For distributions before January 1, 2002, any hardship distribution described in section 401(k)(2)(B)(i)(IV); and for distributions after December 31, 2001, any distribution which is made upon hardship of the Participant.

(J)  Similar items designated by the Internal Revenue Service in revenue rulings, notices, and other guidance of general applicability.

9.6 Notice and Payment Elections.

         (a)  The ESOP Committee shall provide Participants or other Distributees of Eligible Rollover Distributions with a written notice designed to comply with the requirements of section 402(f) of the Code. Such notice shall be provided within a reasonable period of time before making an Eligible Rollover Distribution.

         (b)  Any elections concerning the payment of benefits under this ARTICLE shall be made on a form prescribed by the ESOP Committee. The Participant or other Distributee shall submit a completed form to the ESOP Committee at least thirty (30) days before payment is scheduled to commence, unless the ESOP Committee agrees to a shorter time period. Any election made under this section shall be revocable until thirty (30) days before payment is scheduled to commence.

         (c)  An election to have payment made in a Direct Rollover shall only be valid if the Participant or other Distributee provides adequate information to the ESOP Committee for the implementation of such Direct Rollover and such reasonable verification as the ESOP Committee may require that the transferee is an Eligible Retirement Plan.

9.7 Qualified Domestic Relations Orders.

         (a) Notwithstanding any contrary provision of the Plan, payments shall be made in accordance with any judgment, decree or order determined to be a Qualified Domestic Relations Order.

         (b)  (1) If the Plan receives a Domestic Relations Order, the ESOP Committee shall promptly notify the Participant and each Alternate Payee of the receipt of such order and of the Plan’s procedures for determining whether such order is a Qualified Domestic Relations Order. The ESOP Committee shall, within a reasonable period after receipt of such order, determine whether it is a Qualified Domestic Relations Order and notify the Participant and each Alternate Payee of that determination.

                  (2) During any period in which the issue of whether a Domestic Relations Order is a Qualified Domestic Relations Order is being determined, the ESOP Committee shall separately account for the amounts that would have been payable to the Alternate Payee during such period if the order had been determined to be a Qualified Domestic Relations Order.

         (c)  (1) A Domestic Relations Order meets the requirements of this subsection only if such order clearly specifies the following:

(A)  the name and last known mailing address (if any) of the Participant and the name and mailing address of each Alternate Payee covered by the order;

(B)  the amount or the percentage of the Participant’s benefits to be paid by the Plan to each such Alternate Payee or the manner in which such amount or percentage is to be determined;

(C)  the number of payments or period to which such order applies; and

(D)  each plan to which such order applies.

                  (2) A Domestic Relations Order meets the requirements of this subsection only if such order does not:

(A)  require the Plan to provide any type or form of benefit or any option not otherwise provided under the Plan;

(B)  require the Plan to provide increased benefits (determined on the basis of actuarial value); and

(C)  does not require the payment of benefits to an Alternate Payee that is required to be paid to another Alternate Payee under another order previously determined to be a Qualified Domestic Relations Order.

         (d)  A domestic relations order shall not be treated as failing to meet the requirements of section 9.7(c)(2)(A) solely because such order requires that payment of benefits be made to an Alternate Payee:

                  (1) in the case of any payment before a Participant has separated from service, on or after the date on which the Participant attains (or would have attained) the Earliest Retirement Date;

                  (2) as if the Participant had retired on the date on which such payment is to begin under such order (but taking into account only the present value of the benefits actually accrued and not taking into account the present value of any employer subsidy for early retirement); and

                  (3) in any form in which such benefits may be paid under the Plan to the Participant (other than in the form of a qualified joint and survivor annuity with respect to the Alternate Payee and his or her subsequent spouse).

         (e)  A domestic relations order shall not be treated as failing to meet the requirements of section 9.7(c)(2)(A) solely because such order requires that payment of benefits be made to an Alternate Payee at a date before the Participant is entitled to receive a distribution. Such distribution shall be made to such Alternate Payee notwithstanding any contrary provision of the Plan; provided, however, that such distribution will be made first from a Participant’s Non ESOP Accounts, and then from a Participant’s ESOP Accounts.

         (f)  The following terms shall have the meanings specified:

                  (1) Alternate Payee. Any spouse, former spouse, child or other dependent of a Participant who is recognized by a Domestic Relations Order as having a right to benefits under the Plan with respect to such Participant.

                  (2) Domestic Relations Order. A judgment, decree or order relating to child support, alimony or marital property rights, as defined in section 414(p)(1)(B) of the Code.

                  (3) Earliest Retirement Date. The earlier of:

(A)  the date on which the Participant is entitled to a distribution under the Plan; or

(B)  the later of:

                           (i) the date the Participant attains age fifty (50); or

                           (ii) the earliest date on which the Participant could begin receiving benefits under the Plan if the Participant separated from service.

                  (4) Qualified Domestic Relations Order. A Domestic Relations Order that satisfies the requirements of subsection (c) and section 414(p)(1)(A) of the Code.

         (g)  If an Alternate Payee entitled to payment under this section is the spouse or former spouse of a Participant and payment will otherwise be made in an Eligible Rollover Distribution, then such spouse or former spouse may elect that all, or any portion, of such payment shall instead be transferred as a Direct Rollover. Such Direct Rollover shall be governed by the requirements of section 9.5.

         (h)  If a Domestic Relations Order directs that payment be made to an Alternate Payee before the Participant’s Earliest Retirement Date and such Domestic Relations Order otherwise qualifies as a Qualified Domestic Relations Order, then the Domestic Relations Order shall be treated as a Qualified Domestic Relations Order and such payment shall be made to the Alternate Payee, even though the Participant is not entitled to receive a distribution under the Plan because he or she continues to be an Employee of the Employer; provided however, that this early payment provision will apply such that any early payment must first be applied to a Participant’s Non ESOP Account; and when said Account is depleted, then to the Participant’s ESOP Accounts.

         (i)  This section shall be interpreted and administered in accordance with section 414(p) of the Code.

9.8 Designation of Beneficiary.

         (a)  A Participant may designate a Beneficiary (including successive or contingent Beneficiaries) in accordance with this section 9.8. Such designation shall be on a form prescribed by the ESOP Committee, may include successive or contingent Beneficiaries, shall be effective upon receipt by the ESOP Committee and shall comply with such additional conditions and requirements as the ESOP Committee shall prescribe. The interest of any person as Beneficiary shall automatically cease on his or her death and any further payments from the Plan shall be made to the next successive or contingent Beneficiary.

         (b)  A Participant may change his or her Beneficiary designation from time to time, without the consent or knowledge of any previously designated Beneficiary, by filing a new Beneficiary designation form with the ESOP Committee in accordance with subsection (a).

         (c)  If a Participant dies without a designated Beneficiary surviving, the person or persons in the following class of successive beneficiaries surviving, any testamentary devise or bequest to the contrary notwithstanding, shall be deemed to be the Participant’s Beneficiary: the Participant’s (1) spouse, (2) children and issue of deceased children by right of representation, (3) parents, (4) brothers and sisters and issue of deceased brothers and sisters by right of representation, or (5) executors or administrators. If no Beneficiary can be located during a period of seven (7) years from the date of death, the Participant’s Account shall be treated in the same manner as a forfeiture under section 7.3(a).

         (d)  Notwithstanding the foregoing provisions of this section, if a Participant is married at the time of his or her death, such Participant shall be deemed to have designated his or her surviving spouse as Beneficiary, unless such Participant has filed a Beneficiary designation under subsection (a) and such spouse has consented in writing to the election (acknowledging the effect of the election and specifically acknowledging the nonspouse Beneficiary) and such consent was witnessed by either the ESOP Committee (or its delegate) or a notary public. Such consent shall not be required if the Participant does not have a spouse or the spouse cannot be located. Such consent shall not be required if the Participant is legally separated from his or her spouse or the Participant has been abandoned (under applicable local law) and the Participant has a court order to such effect, unless a Qualified Domestic Relations Order provides otherwise. If the Participant’s spouse is legally incompetent to give consent, the spouse’s legal guardian (even if the guardian is the Participant) may give consent.

9.9 Lost Participant or Beneficiary.

         (a)  All Participants and Beneficiaries shall have the obligation to keep the ESOP Committee informed of their current address until such time as all benefits due have been paid.

         (b)  If any amount is payable to a Participant or Beneficiary who cannot be located to receive such payment, such amount may, at the discretion of the ESOP Committee, be forfeited; provided, however, that if such Participant or Beneficiary subsequently claims the forfeited amount, it shall be reinstated and paid to such Participant or Beneficiary. Such reinstatement may, in the ESOP Committee’s sole discretion, be made from contributions by one or more Adopting Employers, forfeitures or Trust earnings, and shall be treated as a special allocation that supersedes the normal allocation rules.

         (c)  If the ESOP Committee has not, after due diligence, located a Participant or Beneficiary who is entitled to payment within three (3) years after the Participant’s Severance from Service, then, at the discretion of the ESOP Committee, such person may be presumed deceased for purposes of this Plan. Any such presumption of death shall be final, conclusive and binding on all parties.

9.10 Payments to Incompetents.

         If a Participant or Beneficiary entitled to receive any benefits hereunder is adjudicated to be legally incapable of giving valid receipt and discharge for such benefits, the benefits may be paid to the duly authorized personal representative of such Participant or Beneficiary.

9.11 Offsets.

         Any transfers or payments made from a Participant’s Account to a person other than the Participant pursuant to the provisions of this Plan shall reduce the Participant’s Account and offset any amounts otherwise due to such Participant. Such transfers or payments shall not be considered a forfeiture for purposes of the Plan.

9.12 Income Tax Withholding.

         To the extent required by section 3405 of the Code, distributions and withdrawals from the Plan shall be subject to federal income tax withholding.

9.13 Common Stock Dividend Distributions.

         With respect to any fiscal year of the Employer in which it is a C corporation (as opposed to an S corporation) in accordance with section 404(k) of the Code, cash dividends on Common Stock that has been allocated to Participant Accounts may be distributed to Participants and Beneficiaries no later than ninety (90) days after the close of the Plan Year in which the dividends are paid.

9.14 Distributions.

         (a)  Time of Distributions Due to Termination of Employment. Except as provided in subsection (b) below, distribution of the Participant’s ESOP Accounts will commence no later than one year after the end of the fifth Plan Year following the Plan Year during which the Participant incurred a Severance from Service, unless the Participant is reemployed before such time. If a Participant’s ESOP Accounts include financed securities as described in section 409(o)(1)(B) of the Code, then such financed securities shall be deemed not to be part of the Account until the Allocation Date of the Plan Year in which the Acquisition Loan has been fully repaid.

         (b)  Time of Distributions Due to Retirement, Death or Disability. Upon a Participant’s Severance from Service after attainment of Normal Retirement Age, Retirement, Disability or death, distribution of the Participant’s ESOP Accounts will begin no later than one year after the Allocation Date of the Plan Year in which the Participant’s Severance from Service after attainment of Normal Retirement Age, Retirement, Disability or death occurs.

         (c)  Form of Payment. Except as otherwise provided herein, distributions of vested Common Stock shall be made either in a lump sum or in substantially equal, annual installments over a period not exceeding five (5) years (provided that the period over which installments may be distributed may be extended an additional year, up to an additional five (5) years, for each $145,000 or fraction thereof by which the Participant’s Account exceeds $735,000 as adjusted for increases in the cost of living pursuant to section 409(o)(2) of the Code and that the selection of the option will be made by the ESOP Committee pursuant to a uniform and nondiscriminatory policy; or

         (d)  If the Company is an S corporation, or if its Charter or Articles of Incorporation and/or Bylaws restrict the ownership of substantially all outstanding shares of Common Stock to current Employees and the Trust, the distribution of a Participant’s Common Stock may be made entirely in cash without granting the Participant the right to demand a distribution in Common Stock. Alternatively, Common Stock may be distributed subject to the requirement that it be immediately resold to the Company (or to the Trust) under payment terms that comply with section 9.15.

9.15 Rights, Options and Restrictions on Common Stock.

         (a)  Right of First Refusal.

                  (1) Any Common Stock distributed by the Trust shall be subject to a right of first refusal. The right of first refusal shall provide that, prior to any subsequent transfer, the Common Stock must first be offered for purchase in writing to the Company, and then to the Trust, at the then Current Market Value.

                  (2) The Company and the Trust shall have a total of fourteen (14) days to exercise the right of first refusal on the same terms offered by a prospective buyer.

                  (3) The Company may require that a Participant entitled to a distribution of Common Stock execute an appropriate stock transfer agreement evidencing the right of first refusal prior to receiving a certificate for Common Stock. The Board of Directors may establish any other reasonable procedures relating to this right of first refusal.

         (b)  Put Option.

                  (1) The Company shall provide a put option for any Participant or Beneficiary who receives a distribution of Common Stock. The put option shall permit the Participant or Beneficiary to sell such Common Stock to the Company at any time during two option periods, at the then Current Market Value. The Company may allow the Trust to purchase shares of Common Stock tendered to the Company under such a put option.

                  (2) The first put option period shall be for at least sixty (60) days beginning on the date of distribution. The second put option period shall be for at least sixty (60) days beginning after the new determination of Current Market Value (and notice to the Participant thereof) in the following Plan Year.

                  (3) The payment for any Common Stock sold under such a put option shall be made within thirty (30) days if the shares were distributed as part of an installment distribution.

                  (4) If the shares were distributed in a lump-sum distribution, payment shall begin within thirty (30) days and may be made in a lump-sum or in substantially equal, annual installments over a period not exceeding five (5) years, with adequate security provided and interest payable at a reasonable rate on any unpaid installment balance, as determined by the Company.

                  (5) The provisions of this Section 9.15(b) shall apply only if the Company is a C Corporation.

         (c) Restrictions on Common Stock. Common Stock held or distributed by the Trust may include such legend restrictions on transferability as the Company may reasonably require in order to assure compliance with applicable federal and state securities laws. Except as otherwise provided in subsections (a) and (b) above, no shares of Common Stock held or distributed by the Trustees may be subject to a put, call or other option, or buy-sell or similar arrangement. The provisions of this section 9.15 shall continue to apply to Common Stock even if the Plan ceases to be an employee stock ownership plan under section 4975(e)(7) of the Code.

         (d)  Except as provided in subsections (a) or (b) or as otherwise required by law, no Common Stock acquired with proceeds of an Acquisition Loan may be subject to a put, call, or other option, buy-sell or similar arrangement, while held by or when distributed from the Plan.

         (e)  The provisions of this section are non-terminable and shall continue notwithstanding the repayment of any Acquisition Loan, the proceeds which were used to acquire Common Stock, and notwithstanding the fact that the Plan ceases to be an employee stock ownership plan.

9.16 Price Protection.

         Notwithstanding any other provision of this Plan to the contrary, any Participant who:

         (a)  Had an ESOP Rollover Account as of the Closing Date;

         (b)  Was at least age 55 on the Closing Date; and

         (c)  During the five-year period immediately following the Closing Date retires, on or after attaining age 60, incurs a Disability or dies, and requests a lump sum distribution from the ESOP Component in conjunction with such event, shall have the right to sell his shares distributed from the Participant’s ESOP Rollover Account that were acquired on the Closing Date to the Company at a value per share equal to the greater of:

                  (1) The original purchase price of a share of Common Stock as of the Closing Date, and

                  (2) The then Current Market Value of the Common Stock.

This provision shall also apply if a Participant requests a lump sum distribution, but the ESOP Committee, pursuant to its uniform, nondiscriminatory policy for processing distributions from the ESOP Accounts, converts a Participant’s request for a lump sum distribution into installment payments.

ARTICLE X

Loans

10.1 Availability of Loans.

         Participants may borrow against all or a portion of the vested balance in the Participant’s Account (“Available Loan Amount”), subject to the limitations set forth in this ARTICLE and any applicable Loan policy adopted by the ESOP Committee. Loans will be made available to all Participants on a reasonably equivalent basis and will not be made available to Highly Compensated Employees in an amount greater than the amount made available to other employees. Participants who have incurred a Severance from Service will not be eligible for a Plan loan.

         Effective for Plan loans made after December 31, 2001, Plan provisions prohibiting loans for any owner-employee or a shareholder-employee shall cease to apply.

10.2 Minimum Amount of Loan.

         No loan of less than five hundred dollars ($500) will be permitted.

10.3 Maximum Amount of Loan.

         No loan in excess of fifty percent (50%) of the Participant’s Available Loan Amount balance will be permitted. In addition, limits imposed by the Internal Revenue Code and any other requirements of applicable statute or regulation will be applied. Under the current requirements of the Internal Revenue Code, a loan cannot exceed the lesser of one-half (1/2) of the value of the Participant’s Available Loan Amount balance or fifty thousand dollars ($50,000) reduced by the excess of (a) the highest outstanding balance of loans by that Participant from the Plan during the one-year period ending on the day before the date on which such loan was made over

(b) the outstanding balance of that Participant’s loans from the Plan on the date on which such loan was made.

10.4 Effective Date of Loans.

         Loans will be effective as specified in the ESOP Committee’s rules then in effect.

10.5 Repayment Schedule.

         The Participant may select a repayment schedule of one, two, three, four or five (1, 2, 3, 4 or 5) years. If the loan is used to acquire any dwelling which, within a reasonable time is to be used (determined at the time the loan is made) as the principal residence of the Participant, the repayment period may be extended up to fifteen (15) years at the election of the Participant. All repayments will be made through payroll deductions in accordance with the loan agreement executed at the time the loan is made, except that, in the event of the sale of all or a portion of the business of the Employer or one of the Adopting Employers, or other unusual circumstances, the ESOP Committee, through uniform and equitable rules, may establish other means of repayment. The loan agreement will permit repayment of the entire outstanding balance in one lump-sum and the repayment of any portion of the outstanding balance at any time (with appropriate adjustment to the remaining payment schedule as determined by the ESOP Committee, in its sole discretion, on a uniform and nondiscriminatory basis). The repayment schedule shall provide for substantially level amortization of the loan. Loan repayments will be suspended under this Plan as permitted under section 414(u) of the Code and as required to comply with an order issued in a bankruptcy proceeding.

10.6 Limit on Number of Loans.

         Except as otherwise provided herein, no more than two (2) loans may be outstanding at any time. If a Participant has more than two (2) loans outstanding on account of a transfer of assets from another plan in accordance with section 4.6, the Participant may not obtain a new loan until he or she has less than two (2) loans outstanding. The ESOP Committee may, notwithstanding the foregoing provisions, alter the requirements of this Section 10.6, or Sections 10.2 or 10.5.

10.7 Interest Rate.

         The interest rate for a loan pursuant to this ARTICLE will be equal to the prime rate published in The Wall Street Journal on the first business day in each calendar quarter and such rate will apply to loans which are made at any time during each respective calendar quarter.

10.8 Effect Upon Participant’s Account.

         Upon the granting of a loan to a Participant by the ESOP Committee, the allocations in the Participant’s Available Loan Amount Accounts to the respective investment funds will be reduced on a pro rata basis and replaced by the loan balance which will be designated as an asset in the Account. Such reduction shall be effected by reducing the Participant’s Available Loan Amount Account in the following sequence, with no reduction of the succeeding Accounts until prior Accounts have been exhausted by the loan: Non ESOP Elective Deferral Account; Non ESOP Rollover Contribution Account; Non ESOP Matching Account; Non ESOP Profit Sharing Account; ESOP Elective Deferral Account; ESOP Rollover Account; ESOP Matching Account; and ESOP Profit Sharing Account. Upon repayment of the principal and interest, the loan balance will be reduced, the Participant Available Loan Amount Accounts will be increased in the reverse order in which they were exhausted by the loan, and the loan payments will be allocated to the respective investment funds in accordance with the investment election then in effect.

10.9 Effect of Severance From Service and Nonpayment.

         In the event that a loan remains outstanding upon the Severance from Service of a Participant, the Participant will be given the option of continuing to repay the outstanding loan if he does not withdraw the Account. In any case where payments on the outstanding loan are not made within ninety (90) days of the Participant’s Severance from Service Date, the amount of any unpaid principal will be deducted from the Participant’s Available Loan Amount Account and reported as a distribution.

If, as a result of layoff or Authorized Leave of Absence, a Participant, although still in a Period of Service, is not being compensated through the Employer’s payroll system, loan payments will be suspended until the earliest of the first pay date after the Participant returns to active employment with the Employer, the Participant’s Severance from Service Date, or the expiration of twelve (12) months from the date of the suspension. In the event the Participant does not return to active employment with the Employer, the Participant will be given the option of continuing to repay the outstanding loan. If the Participant fails to resume payments on the loan, the amount of any unpaid principal will be deducted from the Participant’s Available Loan Amount Account and reported as a distribution. If a Participant, who is still in a Period of Service and is being compensated through the Employer’s payroll system, has loan repayments suspended for more than ninety (90) days pursuant to an order issued in a bankruptcy proceeding, the amount of any unpaid principal will be deducted from the Participant’s Available Loan Amount Account and reported as a distribution. In no event, however, shall the portion of a loan attributable to a Participant’s Elective Deferral Account be deducted earlier than the date on which the Participant (i) incurs a Severance from Service, or (ii) attains age fifty-nine and one-half (59 1/2).

ARTICLE XI

Contribution and Benefit Limitations

11.1 Contribution Limits.

         (a)  For Limitation Years beginning after December 31, 2001, the Annual Additions that may be allocated to a Participant’s Account for any Limitation Year shall not exceed the lesser of:

                  (1) forty thousand dollars ($40,000); or

                  (2) one hundred percent (100%) of the Participant’s Compensation for that Limitation Year.

         (b)  For Limitation Years beginning before January 1, 2002, the Annual Additions that may be allocated to a Participant’s Account for any Limitation Year shall not exceed the lesser of:

                  (1) thirty thousand dollars ($30,000); or

                  (2) twenty-five percent (25%) of the Participant’s Compensation for that Limitation Year.

         (c)  If the Employer maintains any other Defined Contribution Plans then the limitations specified in this section shall be computed with reference to the aggregate Annual Additions for each Participant from all such Defined Contribution Plans.

         (d)  If the Annual Additions for a Participant would exceed the limits specified in this section, then the Annual Additions under this Plan for that Participant shall be reduced to the extent necessary to prevent such limits from being exceeded. Such reduction shall be made in accordance with section 11.3.

11.2 Annual Adjustments to Limits.

         The dollar limitation for Annual Additions shall be adjusted for cost-of-living to the extent permitted under section 415(d) of the Code.

11.3 Excess Amounts.

         (a)  The foregoing limits shall be limits on the allocation that may be made to a Participant’s Account in any Limitation Year. If an excess Annual Addition would otherwise result from an allocation of forfeitures, reasonable errors in determining Compensation or other comparable reasons, then the ESOP Committee may take any (or all) of the following steps to prevent the excess Annual Additions from being allocated:

                  (1) return any contributions from the Participant, as long as such return is nondiscriminatory;

                  (2) hold the excess amounts unallocated in a suspense account and apply the balance of the suspense account against Matching, Qualified Nonelective or Profit Sharing Contributions for that Participant made in succeeding years;

                  (3) hold the excess amounts unallocated in a suspense account and apply the balance of the suspense account against succeeding year Matching, Qualified Nonelective or Profit Sharing Contributions;

                  (4) reallocate the excess amounts to other Participants.

         (b)  Any suspense account established under this section shall not be credited with income or loss unless otherwise directed by the ESOP Committee. If a suspense account under this section is to be applied in a subsequent Limitation Year, then the amounts in the suspense account shall be applied before any Annual Additions (other than forfeitures) are made for such Limitation Year.

         (c)  The following terms used in this Section 11 shall have the following meanings specified:

                  (1) Annual Addition. The sum for any Limitation Year of additions (not including Rollover Contributions) to a Participant’s Account as a result of:

(A)  Profit Sharing Contributions (including Matching Contributions, Qualified Nonelective Contributions and Elective Deferrals);

(B)  Employee contributions;

(C)  forfeitures; and

(D)  amounts described in Code sections 415(l)(1) and 419A(d)(2).

                  (2) Defined Contribution Plan. A plan qualified under section 401(a) of the Code that provides an individual account for each Participant and benefits based solely on the amount contributed to the Participant’s Account, plus any income, expenses, gains and losses, and forfeitures of other Participants which may be allocated to such Participant’s account.

                  (3) Limitation Year. The Plan Year, until the Employer adopts a different Limitation Year.

ARTICLE XII

Top-Heavy Rules

12.1 General.

         This ARTICLE shall only be applicable if the Plan becomes a Top-Heavy Plan under section 416 of the Code. If the Plan does not become a Top-Heavy Plan, then none of the provisions of this ARTICLE shall be operative. The provisions of this ARTICLE shall be interpreted and applied in a manner consistent with the requirements of section 416 of the Code and the regulations thereunder.

12.2 Vesting.

         (a)  If the Plan becomes a Top-Heavy Plan, then amounts in a Participant’s Account attributable to Profit Sharing Contributions shall be vested in accordance with ARTICLE VII. This section shall only apply to Participants who have at least One Hour of Service after the Plan becomes a Top-Heavy Plan.

         (b) If the Plan ceases to be a Top-Heavy Plan then subsection (b) shall no longer be applicable; provided, however, that in no event shall the vested percentage of any Participant be reduced by reason of the Plan ceasing to be a Top-Heavy Plan. Subsection (b) shall nevertheless continue to apply for any Participant who was previously covered by it and who has at least three (3) Years of Top-Heavy Service.

12.3 Minimum Contribution.

         (a)  For each Plan Year that the Plan is a Top-Heavy Plan, the Adopting Employers shall make a contribution to be allocated directly to the Account of each Non-Key Employee.

         (b)  The amount of the contribution (and forfeitures) required to be contributed and allocated for a Plan Year by this section is three percent (3%) of the Top-Heavy Compensation for that Plan Year of each Non-Key Employee who is both a Participant and an Employee on the last day of the Plan Year for which the contribution is made, with adjustments as provided herein. If the contributions (other than Rollover Contributions) allocated to the Accounts of each Key Employee for a Plan Year are less than three percent (3%) of his or her Top-Heavy Compensation, then the contribution required by the preceding sentence shall be reduced for that Plan Year to the same percentage of Top-Heavy Compensation that was allocated to the Account of the Key Employee whose Account received the greatest allocation of contributions (other than Rollover Contributions) for that Plan Year, when computed as a percentage of Top-Heavy Compensation.

         (c) The contribution required by this section shall be reduced for a Plan Year to the extent of any contributions made and allocated under this Plan (as permitted under section 416 of the Code and the regulations thereunder). In addition, to the extent a Participant participates in any other plans of the Employer for a Plan Year, the contribution required by this section shall be reduced by any contributions allocated or benefits accrued under any such plans. Elective Deferrals shall be treated as if they were contributions for purposes of determining any minimum contributions required under subsection (b). For Plan Years beginning after December 31, 2001, the contribution required by this section shall be reduced to the extent of any matching contributions under this Plan or any other plan of the Employer.

12.4 Definitions.

         (a)  The following terms shall have the meanings specified herein:

                  (1) Aggregated Plans.

(A)  The Plan, any plan that is part of a “required aggregation group” and any plan that is part of a “permissive aggregation group” that the Adopting Employers treat as an Aggregated Plan.

(B)  The “required aggregation group” consists of each plan of the Adopting Employers in which a Key Employee participates (in the Plan Year containing the Determination Date or any of the four (4) preceding Plan Years) and each other plan of the Adopting Employers which enables any plan of the Adopting Employers in which a Key Employee participates to meet the requirements of section 401(a)(4) or section 410(b) of the Code. Also included in the required aggregation group shall be any terminated plan that covered a Key Employee and was maintained within the five (5) year period ending on the Determination Date.

(C)  The “permissive aggregation group” consists of any plan not included in the “required aggregation group” if the Aggregated Plan described in subparagraph (A) above would continue to meet the requirements of section 401(a)(4) and 410 of the Code with such additional plan being taken into account.

                  (2) Determination Date. The last day of the preceding Plan Year, or, in the case of the first plan year of any plan, the last day of such plan year. The computations made on the Determination Date shall utilize information from the immediately preceding Valuation Date.

                  (3) Key Employee.

(A)  For Plan Years beginning after December 31, 2001, an Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the Determination Date was an officer of one of the Adopting Employers having annual Top-Heavy Compensation for the Plan Year greater than one hundred thirty thousand dollar ($130,000) (as adjusted under section 416(i)(l) of the Code for Plan Years beginning after December 31, 2002), a five percent (5%) owner of one of the Adopting Employers, or a one percent (1%) owner of one of the Adopting Employers having annual Top-Heavy Compensation of more than one hundred fifty thousand dollars ($150,000). The determination of who is a Key Employee will be made in accordance with section 416(i)(l) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

(B)  For Plan Years beginning before January 1, 2002, an Employee (or former Employee) who, at any time during the Plan Year containing the Determination Date or any of the four (4) preceding Plan Years, is:

(i)	An officer of one of the Adopting Employers with annual Top-Heavy Compensation for the Plan Year greater than fifty percent (50%) of the amount in effect under section 415(b)(1)(A) of the Code for the calendar year in which that Plan Year ends;

(ii)	one of the ten (10) Employees owning (or considered as owning under section 318 of the Code) the largest interest in one of the Adopting Employers, who has more than one-half of one percent (.5%) interest in such Adopting Employer, and who has annual Top-Heavy Compensation for the Plan Year at least equal to the maximum dollar limitation under section 415(c)(1)(A) of the Code for the calendar year in which that Plan Year ends;

(iii)	a five percent (5%) or greater shareholder in one of the Adopting Employers; or

(iv)	a one percent (1%) shareholder in one of the Adopting Employers with annual Top-Heavy Compensation from the Adopting Employer of more than one hundred fifty thousand dollars ($150,000).

(C)  For purposes of paragraphs (3)(B)(iii) and (3)(B)(iv), the rules of section 414(b), (c) and (m) of the Code shall not apply. Beneficiaries of an Employee shall acquire the character of such Employee and inherited benefits will retain the character of the benefits of the Employee who performed services.

                  (4) Non-Key Employee. Any Employee who is not a Key Employee.

                  (5) Super Top-Heavy Plan. A Top-Heavy Plan in which the sum of the present value of the cumulative accrued benefits and accounts for Key Employees exceeds ninety percent (90%) of the comparable sum determined for all Employees. The foregoing determination shall be made in the same manner as the determination of a Top-Heavy Plan under this section.

                  (6) Top-Heavy Compensation. The term Top-Heavy Compensation shall have the same meaning as the term Compensation has under section 2.34.

                  (7) Top-Heavy Plan. The Plan is a Top-Heavy Plan for a Plan Year if, as of the Determination Date for that Plan Year, the sum of (i) the present value of the cumulative accrued benefits for Key Employees under all Defined Benefit Plans that are Aggregated Plans and (ii) the aggregate of the accounts of Key Employees under all Defined Contribution Plans that are Aggregated Plans exceeds sixty percent (60%) of the comparable sum determined for all Employees. For purposes of determining whether the Plan is top-heavy, a Participant’s accrued benefit in a defined benefit plan will be determined under a uniform accrual method which applies in all defined benefit plans maintained by the Employer or, where there is no such method, as if such benefit accrued not more rapidly than the slowest rate of accrual permitted under the fractional rule of section 411(b)(1)(C) of the Code.

                  (8) Years of Top-Heavy Service. The Period of Service with the Adopting Employers that might be counted under section 411(a) of the Code, disregarding all service that may be disregarded under section 411(a)(4) of the Code.

         (b)  The definitions in this section and the provisions of this ARTICLE shall be interpreted in a manner consistent with section 416 of the Code.

12.5 Special Rules.

         (a)  (1) For Plan Years beginning before January 1, 2002, for purposes of determining the present value of the cumulative accrued benefit for any Participant or the amount of the Account of any Participant, such present value or amount shall be increased by the aggregate distributions made with respect to such Participant under the Plan during the Plan Year that includes the Determination Date and the four (4) preceding Plan Years (if such amounts would otherwise have been omitted).

                  (2) For Plan Years beginning after December 31, 2001, for purposes of determining the present value of the cumulative accrued benefit for any Participant or the amount of the Account of any Participant, such present value or amount shall be increased by the aggregate distributions made with respect to such Participant under the Plan during the one (1) year period ending on the Determination Date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than separation from service, death, or disability, this subsection (2) shall be applied by substituting “five (5) year period” for “one (1) year period.”

         (b)  (1) In the case of unrelated rollovers and transfers, the plan making the distribution or transfer is to count the distribution as a distribution under section 416(g)(3) of the Code. For this purpose, rollovers and transfers are to be considered unrelated if they are both initiated by the Employee and made from a plan maintained by one employer to a plan maintained by another employer.

                  (2) In the case of related rollovers and transfers, the plan making the distribution or transfer is not to count the distribution or transfer under section 416(g)(3) of the Code, and the plan accepting the rollover or transfer counts the rollover or transfer in the present value of the accrued benefits. For this purpose, rollovers and transfers are to be considered related if they are not unrelated under subsection (b)(1).

         (c)  If any individual is a Non-Key Employee with respect to any plan for any Plan Year, but such individual was a Key Employee with respect to such plan for any prior Plan Year, any accrued benefit for such Employee (and the account of such Employee) shall not be taken into account.

         (d)  Beneficiaries of Key Employees and former Key Employees are considered to be Key Employees and Beneficiaries of Non-Key Employees and former Non-Key Employees are considered to be Non-Key Employees.

         (e) (1) For Plan Years beginning before January 1, 2002, the accrued benefit of an Employee who has not performed any service for the Adopting Employer maintaining the Plan at any time during the five (5) year period ending on the Determination Date is excluded from the calculation to determine top-heaviness.

However, if an Employee performs no services, such Employee’s total accrued benefit is included in the calculation for top-heaviness.

                  (2) For Plan Years beginning after December 31, 2001, the accrued benefit of an Employee who has not performed any service for the Adopting Employer maintaining the Plan at any time during the one (1) year period ending on the Determination Date is excluded from the calculation to determine top-heaviness.

ARTICLE XIII

The Trust Fund

13.1 Trust.

         During the period in which this Plan remains in existence, the Company or any successor thereto shall maintain in effect a Trust with a corporation and/or an individual(s) as Trustee, to hold, invest, and distribute the Trust Fund in accordance with the terms of such Trust. The Trustee shall be appointed by the Board of Directors.

13.2 Investment of Accounts.

         The Trustee shall invest and reinvest the Participant’s accounts in the investment options available under the Plan in accordance with ARTICLE V, as directed by the ESOP Committee or its delegate. The ESOP Committee shall issue such directions in accordance with the investment options selected by the Participants which shall remain in force until altered in accordance with Article V.

13.3 Expenses.

         Expenses of the Plan and Trust shall be paid from the Trust or by the Company, if the Company in its discretion so chooses.

ARTICLE XIV

Administration of The Plan

14.1 General Administration.

         The general administration of the Plan shall be the responsibility of the ESOP Committee which shall be the named Fiduciary for purposes of ERISA. The ESOP Committee shall have the authority, in its sole discretion, to construe the terms of the Plan and to make determinations as to eligibility for benefits and as to other issues within the “Responsibilities of the ESOP Committee” described in this ARTICLE. All such determinations of the ESOP Committee shall be conclusive and binding on all persons.

14.2 Responsibilities of the ESOP Committee.

         Except as otherwise provided in ERISA, the ESOP Committee (and any other named Fiduciaries) may allocate any duties and responsibilities under the Plan and Trust among themselves in any mutually agreed upon manner. Such allocation shall be in a written document signed by the ESOP Committee (and any other named Fiduciaries) and shall specifically set forth this allocation of duties and responsibilities, which may include the following:

         (a)  Determination of all questions which may arise under the Plan with respect to questions of fact and law, including without limitation eligibility for participation, administration of Accounts, membership, vesting, loans, withdrawals, accounting, status of Accounts, stock ownership and voting rights, and any other issue requiring interpretation or application of the Plan.

         (b) Establishment of procedures required by the Plan, such as notification to Employees as to joining the Plan, selecting and changing investment options, suspending deferrals, exercising voting rights in stock, withdrawing and borrowing Account balances, designation of Beneficiaries, election of method of distribution, and any other matters requiring a uniform procedure.

         (c)  Submission of necessary amendments to supplement omissions from the Plan or reconcile any inconsistency therein.

         (d)  Filing appropriate reports with the government as required by law.

         (e)  Appointment of Recordkeepers and investment managers.

         (f)  Review at appropriate intervals of the performance of the Trustee and such investment managers as may have been designated.

         (g)  Appointment of such additional Fiduciaries as deemed necessary for the effective administration of the Plan, such appointments to be by written instrument.

14.3 Liability for Acts of Other Fiduciaries.

         Each Fiduciary shall be responsible only for the duties allocated or delegated to said Fiduciary, and other Fiduciaries shall not be liable for any breach of fiduciary responsibility with respect to any act or omission of any other Fiduciary unless:

         (a)  The Fiduciary knowingly participates in or knowingly attempts to conceal the act or omission of such other Fiduciary and knows that such act or omission constitutes a breach of fiduciary responsibility by the other Fiduciary;

         (b)  The Fiduciary has knowledge of a breach of fiduciary responsibility by the other Fiduciary and has not made reasonable efforts under the circumstances to remedy the breach; or

         (c) The Fiduciary’s own breach of his or her specific fiduciary responsibilities has enabled another Fiduciary to commit a breach. No Fiduciary shall be liable for any acts or omissions which occur prior to his or her assumption of Fiduciary status or after his or her termination from such status.

14.4 Employment by Fiduciaries.

         Any Fiduciary hereunder may employ, with the written approval of the ESOP Committee, one or more persons to render service with regard to any responsibility which has been assigned to such Fiduciary under the terms of the Plan including legal, tax, or investment counsel and may delegate to one or more persons any administrative duties (clerical or otherwise) hereunder.

14.5 Recordkeeping.

         The ESOP Committee shall keep or cause to be kept any necessary data required for determining the Account status of each Participant. In compiling such information, the ESOP Committee may rely upon its employment records, including representations made by the Participant in the employment application and subsequent documents submitted by the Participant to the Employer. The Trustee shall be entitled to rely upon such information when furnished by the ESOP Committee or its delegate. Each Employee shall be required to furnish the ESOP Committee upon request and in such form as prescribed by the ESOP Committee, such personal information, affidavits and authorizations to obtain information as the ESOP Committee may deem appropriate for the proper administration of the Plan, including but not limited to proof of the Employee’s date of birth and the date of birth of any person designated by a Participant as a Beneficiary.

14.6 Claims Review Procedure.

         (a)  Except as otherwise provided in this section 14.6, the ESOP Committee shall make all determinations as to the right of any person to Accounts under the Plan. Any such determination shall be made pursuant to the following procedures, which shall be conducted in a manner designed to comply with section 503 of ERISA:

                  (1) Step 1. Claims with respect to an Account should be filed by a claimant as soon as practicable after the claimant knows or should know that a dispute has arisen with respect to an Account, but at least thirty (30) days prior to the claimant’s actual retirement date or, if applicable, within sixty (60) days after the death, Disability or Severance from Service of the Participant whose Account is at issue, by mailing a copy of the claim to the ESOP Committee.

                  (2) Step 2. In the event that a claim with respect to an Account is wholly or partially denied by the ESOP Committee, the ESOP Committee shall, within ninety (90) days following receipt of the claim, so advise the claimant in writing setting forth: the specific reason or reasons for the denial; specific reference to pertinent Plan provisions on which the denial is based; a description of any additional material or information necessary for the claimant to perfect the claim; an explanation as to why such material or information is necessary; and an explanation of the Plan’s claim review procedure.

                  (3) Step 3. Within sixty (60) days following receipt of the denial of a claim with respect to an Account, a claimant desiring to have the denial appealed shall file a request for review by an officer of the Company or a benefit appeals committee, as designated by the ESOP Committee, by mailing a copy thereof to the address shown in subsection (a)(1); provided, however, that such officer or any member of such benefit appeals committee, as applicable, may not be the person who made the initial adverse benefits determination nor a subordinate of such person.

                  (4) Step 4. Within thirty (30) days following receipt of a request for review, the designated officer or benefit appeals committee shall provide the claimant a further opportunity to present his or her position. At the designated officer or benefit appeals committee’s discretion, such presentation may be through an oral or written presentation. Prior to such presentation, the claimant shall be permitted the opportunity to review pertinent documents and to submit issues and comments in writing. Within a reasonable time following presentation of the claimant’s position, which usually should not exceed thirty (30) days, the designated officer or benefit appeals committee shall inform the claimant in writing of the decision on review setting forth the reasons for such decision and citing pertinent provisions in the Plan.

         (b)  Except as otherwise provided in subsection (a), the ESOP Committee is the Fiduciary to whom the Plan grants full discretion, with the advice of counsel: to interpret the Plan; to determine whether a claimant is eligible for benefits; to decide the amount, form and timing of benefits; and to resolve any other matter under the Plan which is raised by a claimant or identified by the ESOP Committee, including but not limited to factual determinations. All questions arising from or in connection with the provisions of the Plan and its administration, not herein provided to be determined by the Board of Directors, shall be determined by the ESOP Committee, and any determination so made shall be conclusive and binding upon all persons affected thereby. Claims for Disability Benefits shall be determined under the final Department of Labor claims procedure regulations (DOL Reg. §2560.503-1) which are hereby incorporated by reference.

14.7 Indemnification of Directors and Employees.

         The Adopting Employers shall indemnify any Fiduciary who is a director, officer or Employee of the Employer, his or her heirs and legal representatives, against all liability and reasonable expense, including counsel fees, amounts paid in settlement and amounts of judgments, fines or penalties, incurred or imposed upon him in connection with any claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of acts or omissions in his or her capacity as a Fiduciary hereunder, provided that such act or omission is not the result of gross negligence or willful misconduct. The Adopting Employers may indemnify other Fiduciaries, their heirs and legal representatives, under the circumstances, and subject to the limitations set forth in the preceding sentence, if such indemnification is determined by the Board of Directors to be in the best interests of the Adopting Employers.

14.8 Immunity from Liability.

         Except to the extent that section 410(a) of ERISA prohibits the granting of immunity to Fiduciaries from liability for any responsibility, obligation, or duty imposed under Title I, Subtitle B, Part 4, of said Act, an officer, Employee, member of the Board of Directors of the Employer or other person assigned responsibility under this Plan shall be immune from any liability for any action or failure to act except such action or failure to act which results from said officer’s, Employee’s, Participant’s or other person’s own gross negligence or willful misconduct.

ARTICLE XV

Amendment Or Termination Of Plan

15.1 Right to Amend or Terminate Plan.

         The Company reserves the right at any time or times, by action of the Board of Directors, to modify, amend or terminate the Plan in whole or in part, in which event a certified copy of the resolution of the Board of Directors, authorizing such modification, amendment or termination shall be delivered to the Trustee and to the other Adopting Employers whose Employees are covered by this Plan, provided, however, that no amendment to the Plan shall be made which shall:

         (a)  reduce any vested right or interest to which any Participant or Beneficiary is then entitled under this Plan or otherwise reduce the vested rights of a Participant in violation of section 411(d)(6) of the Code;

         (b)  vest in the Adopting Employers any interest or control over any assets of the Trust;

         (c)  cause any assets of the Trust to be used for, or diverted to, purposes other than for the exclusive benefit of Participants and their Beneficiaries; or

         (d)  change any of the rights, duties or powers of the Trustee without its written consent.

         (e)  Notwithstanding the foregoing provisions of this section or any other provisions of this Plan, any modification or amendment of the Plan may be made retroactively if necessary or appropriate to conform the Plan with, or to satisfy the conditions of, ERISA, the Code, or any other law, governmental regulation or ruling.

In the alternative, subject to the conditions prescribed in subsections (a) through (e), the Plan may be amended by any officer of the Company to whom authority to amend the Plan is delegated by the Board of Directors, provided, however, that any such amendment does not, in the view of such officer, materially increase costs of the Plan to the Company or any Adopting Employer.

15.2 Amendment to Vesting Schedule.

         Any amendment that modifies the vesting provisions of ARTICLE VII shall either:

         (a)  provide for a rate of vesting that is at least as rapid for any Participant as the vesting schedule previously in effect; or

         (b)  provide that any adversely affected Participant with a Period of Service of at least three (3) years may elect, in writing, to remain under the vesting schedule in effect prior to the amendment. Such election must be made within sixty (60) days after the later of the:

                  (1) adoption of the amendment;

                  (2) effective date of the amendment; or

                  (3) issuance by the ESOP Committee of written notice of the amendment.

15.3 Maintenance of Plan.

         The Adopting Employers have established the Plan with the bona fide intention and expectation that they will be able to make contributions indefinitely, but the Adopting Employers are not and shall not be under any obligation or liability whatsoever to continue contributions or to maintain the Plan for any given length of time.

15.4 Termination of Plan and Trust.

         The Plan and Trust hereby created shall terminate upon the occurrence of any of the following events:

         (a)  Delivery to the Trustee of a notice of termination executed by the Company specifying the date as of which the Plan and Trust shall terminate; or

         (b)  Adjudication of the Company as bankrupt or general assignment by the Company to or for the benefit of creditors or dissolution of the Company.

Upon termination of this Plan, or permanent discontinuance of contributions hereunder, with or without written notification, the rights of each Participant to the amounts credited to that Participant’s Account at such time shall be fully vested and nonforfeitable. In the event a partial termination of the Plan is deemed to have occurred, each Participant affected shall be fully vested in and shall have a nonforfeitable right to the amounts credited to that Participant’s Account with respect to which the partial termination occurred.

15.5 Distribution on Termination.

         (a)  (1) If the Plan is terminated, or contributions permanently discontinued, an Adopting Employer, at its discretion, may (at that time or at any later time) direct the Trustee to distribute the amounts in a Participant’s Account in accordance with the distribution provisions of the Plan. Such distribution shall, notwithstanding any prior provisions of the Plan, be made in a single lump-sum without the Participant’s consent as to the timing of such distribution. If, however, an Adopting Employer (or an Affiliate) maintains another defined contribution plan (other than an employee stock ownership plan), then the preceding sentence shall not apply and the Adopting Employer, at its discretion, may direct such distributions to be made as a direct transfer to such other plan without the Participant’s consent, if the Participant does not consent to an immediate distribution.

                  (2) If an Adopting Employer does not direct distribution under paragraph (1), each Participant’s Account shall be maintained until distributed in accordance with the provisions of the Plan (determined without regard to this section) as though the Plan had not been terminated or contributions discontinued.

         (b)  If the ESOP Committee determines that it is administratively impracticable to make distributions under this section in cash or that it would be in the Participant’s best interest to make some or all of the distributions with in-kind property, it shall offer all Participants and Beneficiaries entitled to a distribution under this section a reasonable opportunity to elect to receive a distribution of the in-kind property being distributed by the Trust. Those Participants and Beneficiaries so electing shall receive a proportionate share of such in-kind property in the form (outright, in trust or in partnership) that the ESOP Committee determines will provide the most feasible method of distribution.

         (c)  (1) Amounts attributable to elective contributions shall only be distributable by reason of this section if one of the following is applicable:

(A)  the Plan is terminated without the establishment or maintenance of another defined contribution plan (other than an employee stock ownership plan);

(B)  an Adopting Employer has a sale or other disposition to an unrelated corporation of substantially all of the assets used by the Adopting Employer in a trade or business of the Adopting Employer with respect to an Employee who continues employment with the corporation acquiring such assets; or

(C) an Adopting Employer has a sale or other disposition to an unrelated entity of the Adopting Employer’s interest in a subsidiary with respect to an Employee who continues employment with such subsidiary.

                  (2) For purposes of this subsection, the term “elective contributions” means employer contributions made to the Plan that were subject to a cash or deferred election under a cash or deferred arrangement.

                  (3) Elective contributions are distributable under subsections (c)(1)(B) and (C) above only if the Adopting Employers continue to maintain the Plan after the disposition.

ARTICLE XVI

Additional Provisions

16.1 Effect of Merger, Consolidation or Transfer.

         In the event of any merger or consolidation with or transfer of assets or liabilities to any other plan or to this Plan, each Participant of the Plan shall be entitled to a benefit immediately after the merger, consolidation or transfer, which is equal to or greater than the benefit he or she would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had been terminated).

16.2 No Assignment.

         (a)  Except as provided herein, the right of any Participant or Beneficiary to any benefit or to any payment hereunder shall not be subject to alienation, assignment, garnishment, attachment, execution or levy of any kind.

         (b)  Subsection (a) shall not apply to any payment or transfer permitted by the Internal Revenue Service pursuant to regulations issued under section 401(a)(13) of the Code.

         (c) Subsection (a) shall not apply to any payment or transfer pursuant to a Qualified Domestic Relations Order.

         (d)  Subsection (a) shall not apply to any payment or transfer to the Trust in accordance with section 401(a)(13)(C) of the Code to satisfy the Participant’s liabilities to the Plan or Trust in any one or more of the following circumstances:

                  (1) the Participant is convicted of a crime involving the Plan;

                  (2) a civil judgment (or consent order or decree) in an action is brought against the Participant in connection with an ERISA fiduciary violation; or

                  (3) the Participant enters into a settlement agreement with the Department of Labor over an ERISA fiduciary violation.

16.3 Limitation of Rights of Employees.

         This Plan is strictly a voluntary undertaking on the part of the Adopting Employers and shall not be deemed to constitute a contract between any of the Adopting Employers and any Employee, or to be a consideration for, or an inducement to, or a condition of the employment of any Employee. Nothing contained in the Plan shall be deemed to give any Employee the right to be retained in the service of any of the Adopting Employers or shall interfere with the right of any of the Adopting Employers to discharge or otherwise terminate the employment of any Employee of an Adopting Employer at any time. No Employee shall be entitled to any right or claim hereunder except to the extent such right is specifically fixed under the terms of the Plan.

16.4 Construction.

         The provisions of this Plan shall be interpreted and construed in accordance with the requirements of the Code and ERISA. Any amendment or restatement of the Plan or Trust that would otherwise violate the requirements of section 411(d)(6) of the Code or otherwise cause the Plan or Trust to cease to be qualified under section 401(a) of the Code shall be deemed to be invalid. Capitalized terms shall have meanings as defined herein. Singular nouns shall be read as plural, masculine pronouns shall be read as feminine and vice versa, as appropriate. References to

“section” or “ARTICLE” shall be read as references to appropriate provisions of this Plan, unless otherwise indicated.

16.5 Company Determinations.

         Any determinations, actions or decisions of the Company (including but not limited to, Plan amendments and Plan termination) shall be made by its Board of Directors in accordance with its established procedures or by such other individuals, groups or organizations that have been properly delegated by the Board of Directors to make such determination or decision.

16.6 Continued Qualification.

         This Plan is established with the intent that it shall qualify under sections 401(a), 401(k) and 4975(e)(7) of the Code as those sections exist at the time the Plan is amended and restated. If the Internal Revenue Service determines that the Plan does not meet those requirements, the Plan shall be amended retroactively as necessary to correct any such inadequacy.

16.7 Governing Law.

         This Plan shall be governed by, construed and administered in accordance with ERISA and any other applicable federal law; provided, however, that to the extent not preempted by federal law, this Plan shall be governed by, construed and administered under the laws of the State of Delaware, other than its laws respecting choice of law.

         IN WITNESS WHEREOF, the Company, on behalf of the Adopting Employers, has caused this amended and restated Plan to be executed by a duly authorized officer this 31 day of May, 2002.

BEAGLE HOLDINGS, INC.

By:	/s/ Bahman Atefi President and Chief Executive Officer Title

By:	/s/ Stacy Mendler Senior Vice President Title

Exhibit A
Adopting Employers and
Special Plan Provisions for Certain Adopting Employers

Exhibit B

Special Withdrawal and Distribution Provisions

Exhibit C

Designation of Current Year Method for ADP and ACP Testing

(Plan sections and 4.11(c)(1) and (2))

Except as otherwise provided below, the ESOP Committee shall use the “Prior Year Method” for complying with the nondiscrimination requirements in sections 401(k) and (m) of the Code:

Testing Plan *	Plan Year(s)

*     The “Testing Plan” can be the entire Plan, or one or more disaggregated “Testing Plans” as permitted under the applicable regulations or other guidance.